PART II - OFFERING CIRCULAR

Dated October 30, 2019

PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

NOCERA, INC.

2030 Powers Ferry Road SE, Suite #212

Atlanta, GA 30339

(404) 816-8240

info@nocera.company

$10,593,900

Rights Offering

3,531,300 Units

each consisting of 1 Share of Common Stock and 1 Warrant exercisable at approximately 150% of the market price of shares at the time of Rights Offering

Minimum Investment: 100 Units ($300)

FORM 1-A: TIER 2

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A For general information on investing, we encourage you to refer to www.investor.gov.

	Price to public	Underwriting discount and commissions (1)		Proceeds to Company (2)	Proceeds to other persons

Per Unit	$3.00	(1	)$0.24	$2.76	$0
Total (3):	$10,593,900	(1	)$847,512	$9,746,388	$0

This offering commenced on ___________________. As of October __, 2019, we raised $____________ in this offering, issuing 3,351,300 units each consisting of 1 share of common stock and 1 warrant. The minimum investment amount is 100 units or $300. The offering has been made and initially is expected to continue to be made directly to investors on a best efforts basis. In the future, the units may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. This offering will terminate on __________________, 20__ unless extended by us for up to an additional 90 days or terminated sooner by us in our discretion regardless of the amount of capital raised (the “Sales Termination Date”). There is no minimum capital required from this offering and therefore no subscription escrow account will be established for it. The proceeds of this offering may be deposited directly into the Company’s operating account for immediate use by it, with no obligation to refund subscriptions.

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(1)	We have entered into service agreements with Network 1 Financial Securities, Inc., a member of FINRA, to provide subscription and administrative services for the offering. Network 1 Financial Services is not an underwriter and is not paid selling commissions or underwriting fees but is paid service fees.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”

(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. “TERMS OF THE OFFERING.”

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

SUMMARY OF RISK FACTORS

The purchase of units containing shares of our common stock and warrants involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his/her own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

•	Lack of market acceptance of our product.
•	Inability to finance the construction of land-based recirculating aquaculture systems due to a lack of private capital and cash flow.
•	Inability to find suitable sites for our planned aquaculture systems.
•	Delays in obtaining critical components from suppliers, causing delays in aquaculture station construction.
•	Heavy design, construction and development expenditures by us without revenue, resulting in substantial operating deficits, especially in the early years of operation.
•	Intense competition, including entry of new competitors.
•	Lack of demand for fish farming.
•	Adverse federal, state, and local government regulation.
•	Unexpected costs and operating deficits.
•	Lower sales and revenue than forecast.
•	Default on leases or other indebtedness.
•	Loss of suppliers and supply.
•	Price increases for capital, supplies and materials.
•	Inadequate capital and financing.
•	Failure to obtain customers, loss of customers and failure to obtain new customers.
•	The risk of litigation and administrative proceedings involving us or our employees.
•	Loss of or inability to obtain government licenses and permits.
•	Adverse publicity and news coverage.
•	Inability to carry out marketing and sales plans.
•	Loss of key executives.
•	Losses from theft that cannot be recovered.
•	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third-party publishers.
•	Our operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.
•	We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.
•	Effectively managing our growth into new geographic areas will be challenging.
•	Key employees are essential to growing our business.
•	Our operations and assets in China are subject to significant political and economic uncertainties.
•	We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.
•	We must comply with the Foreign Corrupt Practices Act.
•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.
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•	We may have difficulty establishing adequate management, legal and financial controls in the PRC.
•	The enforcement of labor contract law and an increase in labor costs in the PRC may adversely affect our business and our profitability.
•	Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.
•	There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

INVESTMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

Nocera, Inc.

Business Overview

With respect to this discussion, the terms, the “Company” “we,” “us,” and “our” refer to Nocera, Inc. (“Nocera”), and its 100%-owned subsidiary Grand Smooth Inc Limited. (“GSI”), GSI’s wholly-owned subsidiary Guizhou Grand Smooth Technology Ltd. (“GZ GST”) and its Variable Interest Entity (“VIE”), Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited. (“GZ WFH”).

Effective December 31, 2018, we completed an Agreement and Plan of Merger (the “Agreement”), with (i) Grand Smooth Inc Limited, a company organized under the laws of Hong Kong, China (“GSI”), (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to us all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). As a result of the Share Exchange, we are a public company holding a subsidiary in the People’s Republic of China (the “PRC”) engaged in aquaculture consulting and management business. We did not cancel or retire any shares of our issued and outstanding common stock and as a result, we had 12,349,200 shares of common stock issued and outstanding following the Share Exchange.

As of the Effective Date of December 31, 2018 of the Agreement and Plan of Merger, we are deemed to have consummated the transactions contemplated by the Agreement, pursuant to which we acquired all of the GSI Shares in exchange for the issuance of the shares to the GSI Shareholders. As a result of the Share Exchange, we emerged from shell status with our subsidiary, GSI, in Hong Kong engaged in the aquaculture consulting and management business through VIE in PRC under legal and accounting principles.

We are providing consulting services and solutions in aquaculture projects in China to increase revenues, reduce costs, operate more efficiently, increase production, provide expertise, advise on operating more strategically with new diversified aquaculture species, and importantly, to reduce water pollution and decrease the disease problems of fisheries.

Our principal executive offices are located at 2030 Powers Ferry Road SE, Suite #212, Atlanta, GA 30339. Our telephone number at this address is (404) 816-8240. Our website address is www.nocera.company and our e-mail address is info@nocera.company.

Investment Analysis

Management believes that we have strong economic prospects by virtue of the following dynamics of the industry and us:

1.	Management believes that the trends for growth in the aquaculture industry are favorable as aquaculture solutions are expected to continue to be popular.

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2.	Management believes that fish farming will achieve market acceptance and demand for land-based recirculating aquaculture systems will increase in the future.

3.	Management believes that our aquaculture solution is innovative and environmentally friendly by using a state-of-the-art water recycling and filtration system. We estimate the domestic demand in China could be over 10,000 containers, both cylinder and rectangular, in the next 5 years and globally. We believe that there could be a demand for 15,000 containers.

There is no assurance that we will be profitable, or that the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the aquaculture industry is extremely competitive, inherently speculative and highly regulated. See “RISK FACTORS.”

The Offering

Units offered by us	3,531,300 units

Common Stock	3,531,300 shares

Warrants	3,531,300 shares

Common Stock outstanding	12,354,200 shares

Common Stock to be outstanding after the offering (1)	15,885,500 shares

(1)	The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering.

USE OF PROCEEDS

The maximum gross proceeds from the sale of the units each containing one share of our common stock and one warrant are $10.6 million. The net proceeds from the total offering are expected to be approximately $9.9 million, after the payment of offering costs including printing, mailing, legal and accounting costs, filing fees, potential selling commissions, and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. The estimated use of the net proceeds of this offering is as follows, assuming 100%, 75%, 50% and 25% of this offering is subscribed, as illustrated in the following table for different levels of total capital from this offering:

Summarized Estimated Use of Net Proceeds

	100%	75%	50%	25%
Operating Costs and Working Capital	$1.8 mil	$2.5 mil	$1.8 mil	$0.5 mil
Thailand Fish Farm	$5.0 mil
Taiwan Fish Farm Development	$3.1 mil	$3.1 mil	$3.1 mil
Japanese Fish Farm Development		$1.9 mil		$1.9 mil
Total Net Offering Proceeds (1)	$9.9 mil	$7.5 mil	$5.0 mil	$2.5 mil

(1)	Includes all fees paid to Network 1 for placement services.
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Summarized Estimated Use of Net Proceeds for Asia

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We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See “BUSINESS” and “RISK FACTORS.”

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BUSINESS

With respect to this discussion, the terms, the “Company” “we,” “us,” and “our” refer to Nocera, Inc. (“Nocera”), and its 100%-owned subsidiary Grand Smooth Inc Limited. (“GSI”), GSI’s wholly-owned subsidiary Guizhou Grand Smooth Technology Ltd. (“GZ GST”) and its Variable Interest Entity (“VIE”), Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited. (“GZ WFH”).

Our History

Nocera, Inc. was organized on February 1, 2002 under the laws of the State of Nevada.

On February 12, 2002, we acquired Felice Conserve, an Italian corporation, as a wholly- owned subsidiary in exchange for 20 million shares of our common stock. The principal business of Felice Conserve was the production and processing of agricultural products in Italy. The principal product was canned tomatoes.

In 2003, we established two subsidiaries in Uruguay; Sontemar, SA (“Sontemar”), and Noldicor, SA (“Noldicor”). The principal business of Noldicor was the production of tomatoes. The principal business of Sontemar was the processing and sale of packaged tomatoes. On April 23, 2004, we paid a 4 for 1 stock dividend to our shareholders.

The Company abandoned operations in 2005. In 2006, due to financial difficulties, Noldicor and Sontemar ceased operations. As a result of this, our operations in Uruguay ceased. Additionally, during 2006, Felice Conserve was divested back to its original shareholders. This resulted in our returning to development stage status.

On approximately November 3, 2017, we effected a reverse-split of our common stock as follows:

•	A 1 for 40,000 reverse-split of the Company’s common stock, followed immediately by;

•	All fractional shares shall be rounded upwards to the nearest whole share, followed immediately by;

•	A 200 for 1 forward stock split.

The net effect of these actions was a 1 for 200 reverse-split of the Company’s common stock, with no shareholder being reduced below 200 shares. All shareholders who prior to the reverse-split had 40,000 or less of the pre-split shares received 200 of the new, post-split shares.

Effective December 31, 2018, we completed an Agreement and Plan of Merger (the “Agreement”), with (i) Grand Smooth Inc Limited, a company organized under the laws of Hong Kong, China (“GSI”), (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to us all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). As a result of the Share Exchange, we are a public company holding a subsidiary in the People’s Republic of China (the “PRC”) engaged in aquaculture consulting and management business. We did not cancel or retire any shares of our issued and outstanding common stock and as a result, we have 12,349,200 shares of common stock issued and outstanding following the Share Exchange.

As of the Effective Date of December 31, 2018 of the Agreement and Plan of Merger, we are deemed to have consummated the transactions contemplated by the Agreement, pursuant to which we acquired all of the GSI Shares in exchange for the issuance of the shares to the GSI Shareholders. As a result of the Share Exchange, we emerged from shell status with our subsidiary, GSI, in Hong Kong engaged in the aquaculture consulting and management business through VIE in PRC under legal and accounting principles.

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Corporate Structure

Our current corporate structure is set forth below:

Until we consummated on the Agreement and Plan of Merger effective December 31, 2018, we were a shell company that had no or nominal operations and either no or nominal assets. Our wholly owned subsidiary, GSI, was incorporated in Hong Kong, China on August 1, 2014. GSI is the parent holding company of GZ GST, which was established on November 13, 2018 as a wholly foreign-owned enterprise (“WFOE”) established in the People’s Republic of China. GZ WFH, the VIE, was established on October 25, 2017, which was contractually controlled by the WFOE through VIE agreements. We will operate our business in China through both the WFOE and its VIE.

The WFOE is the primary beneficiary of the VIE – namely has the majority interest in the VIE and through execution of VIE contracts, the WFOE has contract commitments that the financial information of the VIE should be consolidated based on the Variable Interest Ownership percentage owned by the WFOE. The VIE structure was adopted mainly because the China operating company may in the future engage in business that may require special licenses in China and which can be an industry that prohibits foreign investment. The VIE structure will bypass the licensing and prohibition requirements in China.

VIE contracts are as follows:

1.	Voting Rights Proxy Agreement

2.	Equity Pledge Agreement

3.	Exclusive Business Cooperation Agreement

4.	Exclusive Call Option Agreement

Services

We intend to provide consulting services and solutions in aquaculture projects in China to increase revenues, reduce costs, operate more efficiently, increase production, provide expertise, advise on operating more strategically with new diversified aquaculture species, and importantly, to reduce water pollution and decrease the disease problems of fisheries.

        We believe that our offerings of Services provide the following:

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i.	Design, install, build and manage aquaculture investment and projects for qualified investors or part of an investment group who is interested in the great potential of the aquaculture industry and whom want to develop or take part of a new commercial fish farming or shrimp farming project but lack the experience.

ii.	A full range of pilot and management services to aquaculture companies and new aquaculture projects throughout China and potentially international. From the fish farm to the table, we intend to encourage and support clean water and clean fish products.

iii.	We intend to offer some equipment and materials from suppliers as part of our services offerings, which we will markup a reasonable amount.

We believe our experience and innovation from working closely with our clients in the aquaculture industry in China gives us the competitive advantages to provide innovative aquaculture management solutions that will generate positive results for our future client companies, however, there can be no assurances we will be successful.

Market Overview

The fish farming industry in China was predominately regulated by state and local government allowing local fish farmers to set up fish nests in public water including water dams, rivers, lakes and etc. It is the dominant source of freshwater fish for both domestic demands and exports. Since the clean water policy was implemented in China in 2017 by the central government, the state and local governments are tasked with cleaning up local water sources and banning all fish nets and fish nests in public waters. The City of Xing Yi, for example, used to produce 15,000 tons of freshwater fish a year, however, that has been all banned and the government subsidy terminated so that now the 300 million pounds of freshwater fish are no longer produced.

This is a countrywide effort where some ponds or lakes are removed immediately and some will phase out gradually in 2 to 3 years. Nevertheless, under China’s government clean water policy of “retreating from lakes to lands” for fish farming, we believe that this presents to us a great opportunity for introducing fish farming in containers (both rectangular and cylinder) on lands. It was introduced in 2015 as a new and extremely simple way for local farmers to breed fish in China. It is also known as “container fish-farming for dummies”. Generating up to 35 times of fish harvest per square meter compared to traditional fish farms in the pond, it also conserves the ecosystem of lakes, reduces local poverty, and protects the species from natural disasters.

Domestic demand in China is increasing the number of aquaculture projects and investment, therein. Our Aquaculture solution is innovative and environmentally friendly using a state-of-the-art water recycling and filtration system. We estimate the domestic demand in China could be over 10,000 containers, both cylinder and rectangular, in the next 5 years and globally. We believe that there could be a demand for 15,000 containers.

Today, China is faced with the growing challenge of reducing and controlling water pollution that presents serious health risks to its population and damages the environment. We believe that our Aquaculture container fish farm represents a large-scale, environmentally friendly and economically feasible form for bringing clean fish to the table and bringing clean water back to the people. In our opinion, our service is cost competitive, reduces water pollution and recycles fish waste and will help make for a greener China and better world in the years to come.

Strategy

We aim to become a global leader, starting from China, in the field of land-based aquaculture business. We believe following strategies are the critical to achieve this goal:

Continue to cooperate with China International Marine Container Corporation (“CIMC”)

On October 25, 2017, Guizhou Wan Feng Hu Intelligent Aquatic Technology Co., Ltd. was established with 5% shares held by Dongguan China International Marine Container Corporation, a subsidiary of CIMC. This is a strategic alliance where CIMC subcontracted to us to design, manufacture and install our recirculating aquaculture systems (“RAS”).

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Focus on the countries with growing population and growing demand for food

By 2050 we’ll need to double the global food supply to feed the world’s growing population. There is a growing need for new ways to produce high-quality local fish without putting more pressure on our natural ecosystems. Like China, there are also many countries with growing population and growing demand for high-protein food. We plan to go global through building demo sites promoting our RAS and selling our price-competitive systems in these countries for their demand for food and greener environment.

Customers

Currently we have a firm order to build 800 sets of 2 meters high by 8 meters wide cylindrical fish farming containers that we received from Dongguan CIMC Intelligent Technology Co., Ltd (“DG CIMC”), which holds 5% non-controlling interest of GZ WFH, and Shen Zhen CIMC Intelligent Technology Co. Ltd (“SZ CIMC”) in 2018. Both DG CIMC and SZ CIMC are subsidiaries of China International Marine Container Corporation (“CIMC”). We estimate this order to be valued at approximately $8.2 million and we have already delivered 473 sets during the year ended December 31, 2018. We expect to deliver these sets throughout 2019.

In July 2019, we entered into a sales agreement of 400 sets RAS tanks with DG CIMC, amounting to approximately $5.7 million (RMB 40 million). According to the agreement, the customer shall make 40% of the consideration as down payment before we start the manufacturing. We expect to receive the down payment in the fourth quarter of 2019, and target to complete the manufacturing of the 400 sets in the first quarter of 2020. The agreement is attached hereto as Exhibit 6.4.

In September 2019, we entered into an exclusive distribution agreement (“distribution agreement”) with JC Development, Co. Ltd. in Taiwan, which is an independent third party company. JC Development Co, Ltd. agrees to pay Nocera a total amount of $5 million over 5 years starting September 2019 to be our perpetual exclusive sales agent in Asia Pacific. We agreed to pay 8% commission of total sales excluding sales made by CIMC Smart Science & Technology CO., Ltd. (“CIMC SSC”) in China. The distribution agreement is attached hereto as Exhibit 6.5.

In 2019, we intend to target customers in a variety of markets, such as individual investors, government supported or funded companies and international customers. We have received interest from areas like Japan, Taiwan, Thailand, and the United States. In addition, an increasing amount of Chinese state and local offices are faced with environmental challenges in public waters and are under regulatory directives and political pressure to reduce water pollution, so our potential target customers are significant. During the year ended December 31, 2018 and 2017, the net sales were $4.8 million and nil, respectively.

Suppliers

We intend to purchase raw materials and electrical parts and equipment from third parties in the PRC and resell and install to customers. We are not directly involved in the production or manufacturing of this equipment and we do not take a risk in the repair and maintenance of this equipment because of the manufacturer’s maintenance policy but may provide maintenance personnel. Three suppliers accounted for 49.0% in total, and no supplier accounted for over 10% of our total purchase amount during the years ended December 31, 2018 and 2017, respectively. Presently, our relationships with suppliers are generally good and we expect that our suppliers will be able to meet the anticipated demand for our products in the future.

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Products

Following are examples of the land-based recirculating aquaculture systems:

Competition

The market for aquaculture projects and services is highly competitive. Many of the producers and sellers are large entities that have significantly greater resources than we have. Therefore, we are partnering with CIMC to use their labor and customer relationships and hopefully gain a more competitive advantage. We also compete with small suppliers which provide smaller alternative aquaculture solutions regionally but due to the size of our projects, we believe that we should have a better price point.

Trademarks and Patents

Currently, we have three patent applications pending approval in China:

1. An invention patent for a mechanical filter for water purification system. *

2. An invention patent for a preparation method technology for cultured water. *

3. A utility model patent for an oxygen-enhancing device..*

We currently do not have any trademarks registered in China.

* To be filed by Amendment once translated from Chinese to English.

Government Regulation

Our business depends in part on environmental regulations and programs in China that promote cleaner water sources to restore clean water back to people. Our customers may be encouraged with incentives by the local governments relating to aquaculture investment. The approvals of land, licenses or permits, are required from relevant central and local government authorities. In addition, from time to time, relevant government authorities may impose new regulations at a local level regulating fish farming. We believe that we have skills to help our customers obtain all necessary licenses, registrations, and permits to comply with all requirements necessary to allow our customers and investors to conduct aquaculture business in the PRC.

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Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Seasonality

Since we have a strategic alliance with the China International Marine Container Corporation (“CIMC”) and our fish farming systems provide a controlled and traceable environment for species, our business rarely suffers a seasonal impact.

Employees

As of October 28, 2019, we have 13 full-time employees and 2 part-time employees. We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

Properties

Our headquarter is located at 2030 Powers Ferry Road, Suite #212 in Atlanta, Georgia. The office is rented by Coral Capital Partners and Mountain Share Transfer, LLC, companies 100% controlled by Erik S. Nelson, our former CEO and our current corporate secretary. Mr. Nelson sub-leases this space to us free.

We also lease approximately 370 square meters of space in Xing Yi City, Guizhou Qian Xi Nan, PRC, with a period of 10 years, which will expire on May 10, 2028. The rental expense is approximately $245 per month for the first five years, and it is subject to a market adjustment for the second five years. We believe that our existing facilities are adequate for our current requirements and we will be able to enter into lease arrangements on commercially reasonable terms for future expansion. We do not own any real property.

RISK FACTORS

The purchase of shares of our common stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment and should consult with his/her own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance of our aquaculture solutions, unrecoverable losses from theft, intense competition for customers, supplies, and government grants, including entry of new competitors, lack of demand for fish farming, adverse federal, state, and local government regulation, absence of suitable, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of

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our operating results and financial condition, adverse publicity and news coverage, the failure of business acquisitions to be successful or profitable, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Offering Circular or in other reports issued us or third party publishers.

Risks Related to Our Business

Our operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.

We have a very short operating history, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult to forecast our future results based upon our limited historical data. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, services costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could incur greater losses, which may result in a negative effect on our stock price.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this section and the following factors may affect our operating results:

•	Our ability to continue to attract customers;

•	Our ability to generate revenue from the services we offer;

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses; and

•	Our focus on long-term goals over short-term results.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in a material adverse impact on our business and financial results. These strategic initiatives are designed to drive long-term shareholder value and improve our Company’s results of operations.

Our success depends substantially on the value of our reputation.

Reputation value is based in part on client perceptions as to a variety of subjective qualities. Even isolated business incidents that erode client trust, particularly if the incidents receive considerable publicity or result in litigation, can significantly reduce our reputation. Demand for our services could diminish significantly if we fail to preserve quality or fail to deliver a consistently positive client experience.

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Effectively managing our growth into new geographic areas will be challenging.

Effectively managing growth can be challenging, particularly as we expand into new markets geographically where we must balance the need for flexibility and a degree of autonomy for local management against the need for consistency with our goals, philosophy, and standards. Growth can make it increasingly difficult to locate and hire sufficient numbers of key employees to meet our financial targets, to maintain an effective system of internal controls, and to train employees nationally to deliver a consistently high-quality service and customer experience.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

Increased competition could reduce our profitability and result in the inability to achieve any market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, and may successfully mimic and adopt our business models. We cannot assure you that we will be able to successfully compete against new or existing competitors.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

We intend to expand our operations and plan to expand in China and outside of China. The continued growth of our business will result in, substantial demand on our management, operational and other resources. In particular, the management of our growth will require, among other things:

•	increased sales and sales support activities;

•	improved administrative and operational systems;

•	enhancements to our information technology system;

•	stringent cost controls and sufficient working capital;

•	strengthening of financial and management controls; and

•	hiring and training of new personnel.

As we continue this effort, we may incur substantial costs and expend substantial resources. We may not be able to manage our current or future operations effectively and efficiently or compete effectively in new markets we enter. If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Key employees are essential to growing our business.

Because of our small size, we require the continued service and performance of our management team, sales and technology employees, all of whom we consider to be key employees. Competition for highly qualified employees in the financial services and healthcare industry is intense. Our success will depend to a significant degree upon our ability to attract, train, and retain highly skilled directors, officers, management, business, financial, legal, marketing, sales, and technical personnel and upon the continued contributions of such people. In addition, we may not be able to retain our current key employees. The loss of the services of one or more of our key personnel and our failure to attract additional highly qualified personnel could impair our ability to expand our operations and provide service to our customers.

Mr. Yin-Chieh Cheng and Mr. Bi Zhang are essential to our ability to continue to grow our business. They have established relationships within the industries in which we will operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

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In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We may need additional capital and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our liquidity and financial position.

We may need additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The occurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, our securities;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition, and cash flow;

•	PRC governmental regulation of foreign investment in China;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

We may be dependent on various suppliers which may be unable to supply our orders, from time to time, and which may affect our ability to complete our client contracts timely.

We will not obtain our raw materials and electrical equipment and parts from only one local primary supplier. Our ability to deliver the services to the end user is dependent on a sufficient supply and better price point and if we cannot obtain a sufficient supply from several sources, we may be prevented from making timely deliveries to our customers. Any failure to obtain supplies of equipment for implementation of aquaculture installations could prevent us from delivering our services to our customers on a timely basis, or an economic basis, and could have a material adverse effect on our business and financial conditions.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

We have limited insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited insurance services. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment, and office furniture, the cost of insuring for these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China except for insurance on some company-owned vehicles. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

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If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since we recently completed the acquisition of GSI effective on December 31, 2018, we have not yet completed an evaluation of GSI and its consolidated subsidiaries’ internal control systems in order to allow our management to report on our internal controls on a consolidated basis as required by the requirements of SOX 404. We will be required to complete such evaluation and include a report of management in our annual report for the fiscal year ended December 31, 2018.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Lack of experienced officers of publicly-traded companies may hinder our ability to comply with the Sarbanes-Oxley Act.

We do not have highly experienced officers in the financial operations of publicly traded companies, and it may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with internal controls requirements, we may not be able to obtain the independent auditor certifications that the Securities Exchange Act of 1934 requires publicly-traded companies to obtain, for each fiscal year.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the Securities and Exchange Commission (the “SEC”), has required changes in corporate governance practices of public companies. Our foreign operations involving audits of the WFOE and the VIE will involve substantial additional time and expense, due to our being a public company. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make public corporate activities more time-consuming and costly.

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Risks Associated With Doing Business in China

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. This presents a continuing potential uncertainty for our investors

The primary substantial portion of our revenues initially will be derived from China.

We anticipate that sales of our services in China will represent our primary revenues in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our services, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially, all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of the Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that the Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or the SAFE. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or

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that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

We may rely on dividends and other distributions from our PRC subsidiary to fund our cash and financing requirements and any limitation on the ability of our subsidiary to make payments to us could materially and adversely affect our ability to conduct our business.

As an offshore holding company (based in the USA), we will rely principally on dividends from the WFOE, our PRC subsidiary, for our cash requirements, dividends payments and other distributions to our shareholders, and to service any debt that we may incur and pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. In particular, PRC regulations permit the WFOE to pay dividends only out of its accumulated profits, if any, as determined in accordance with Chinese accounting standards and regulations. In addition, the WFOE is required each year to set aside at least 10% of its annual after-tax profits (as determined under PRC accounting standards) into its statutory reserve fund until the aggregate amount of that reserve reaches 50% of such entity’s registered capital. These reserves are not distributable as cash dividends.

If the WFOE incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on the ability of the WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions, pay dividends and otherwise fund and conduct our business.

We may be subject to product liability claims if people or properties are harmed by the services sold by us.

The products intended to be sold by us, as part of our services, are manufactured by third parties. The products may be defectively designed or manufactured. As a result, sales of the products could expose us to liability claims relating to personal injury or property damage and may require products recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the reseller of the products. We do not currently maintain any third-party liability insurance or products liability insurance in relation to products we intend to sell in conjunction with our services. As a result, any material products liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation, and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or

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retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates the conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign-invested enterprises incorporated in the PRC are required to apply for foreign exchange registration. Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of any offering to make loans or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and ability to fund and expand our business.

We may transfer funds to or finance the WFOE, our PRC subsidiary, by means of shareholder’s loans or capital contributions. Any loans to the WFOE, which is a foreign-invested enterprise, cannot exceed statutory limits based on the amount of our investments in the WFOE, and shall be registered with the SAFE or its local counterparts. Furthermore, any capital contributions we make to the WFOE shall be approved by the Ministry of Commerce, or the MOFCOM, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital contributions to the WFOE may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

In addition, the SAFE promulgated the Circular on the Relevant Operating Issues concerning Administration Improvement of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or SAFE Circular No. 142, on August 29, 2008. Under SAFE Circular No. 142, registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and may not be used for equity investments in the PRC, unless otherwise provided by other PRC laws or regulations. In addition, foreign-invested enterprises may not change how they use such capital without SAFE’s approval and may not, in any case, use such capital to repay Renminbi loans if they have not used the proceeds of such loans. SAFE further promulgated the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or SAFE Circular No. 45, on November 16, 2011, which expressly prohibits foreign-invested enterprises from using the registered capital settled in Renminbi converted from foreign currencies to grant loans through entrustment arrangements with a bank, repay inter-company loans or repay bank loans that have been transferred to a third party. SAFE Circular No. 142 and SAFE Circular No. 45 may significantly limit our ability to transfer the net proceeds from an offshore offering to the WFOE and convert the net proceeds into Renminbi to invest in or acquire any other PRC companies, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

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A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

The SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 14, 2018, and its appendixes, that require PRC residents, including PRC institutions and individuals, to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires an amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or another material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in their ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. Mr. Bi Zhang is a PRC resident, and if he is deemed to be beneficially holding interests in us without making appropriate registration pursuant to SAFE Circular No. 37, the WFOE, as our PRC subsidiary, could be subject to fines and legal penalties, and the SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting the WFOE’s ability to distribute dividends to or obtain loans denominated in foreign currencies from us, or prevent us from paying dividends. As a result, our business operations and our profitability could be materially and adversely affected.

PRC regulations relating to mergers and acquisitions and overseas listings of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rule requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking CSRC’s approval of their overseas listings.

While the application of the M&A Rule remains unclear, based on our understanding of current PRC laws, regulations, and the notice published on September 21, 2006, since the WFOE, our operating entity, was established by means of direct investment, rather than by merger or acquisition of the equity interest or assets of any “domestic company” as defined under the M&A Rules, we believe we are not required to submit an application to the MOFCOM or the CSRC for its approval for any of our transactions.

However, we cannot assure you that PRC governmental authorities, including the MOFCOM and the CSRC, will reach the same conclusion as us. If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of our foreign currency in our offshore bank accounts into the PRC, or take other actions that could

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materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, product liabilities, environmental regulations, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in PRC subsidiaries.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on the United States or other foreign laws against us and our management.

We conduct substantially all our operations in China and substantially all our assets are located in China. In addition, some of our directors and executive officers reside in China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or any other countries providing for the reciprocal recognition and enforcement of the judgment of courts.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and holders of our securities.

Under the EIT Law, an enterprise established outside of China with its “de facto management body” in China is considered a “resident enterprise,” meaning that it can be treated the same as a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management body” as an organization that exercises “substantial and overall management and control over the services and operations, personnel, accounting, and properties” of an enterprise. On April 22, 2009, the SAT, issued a circular, or SAT Circular No. 82,

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providing certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China, which include all of the following conditions: (a) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (b) the location where financial and human resource decisions are made or approved by organizations or persons; (c) the location where the major assets and corporate documents are kept, and (d) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to enterprise income tax at a rate of 25% on our worldwide income as well as PRC enterprise income tax reporting obligations. This would mean that income such as interest in offering proceeds and other non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us by our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares, and a 20% withholding tax is imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares.

We face uncertainties with respect to the application of the Circular on Strengthening the Administration of Enterprise Income Tax for Share Transfer by Non-PRC Resident Enterprises.

Pursuant to the Circular on Strengthening the Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular No. 698, issued by the SAT in December 2009 with retroactive effect from January 1, 2008, if a non-resident enterprise indirectly transfers the equity interests of a PRC resident enterprise by transferring equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (ⅰ) has an effective tax rate of less than 12.5% or (ii) does not impose income tax on foreign income of its residents, the transferring nonresident enterprise must report this Indirect Transfer to the competent PRC tax authority of the PRC resident enterprise. The PRC tax authority will apply the “substance over form” principle, and as a result may disregard the existence of the overseas holding company if such overseas holding company lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such an Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular No. 698 also provides that where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of SAT Circular No. 698. While the term “Indirect Transfer” is not clearly defined, it is understood that the relevant PRC tax authorities have broad jurisdiction over requests for information regarding foreign companies having remote contact with the PRC. Moreover, the relevant authority has not yet promulgated any formal provisions or made any formal interpretation as to the procedures or format for reporting an Indirect Transfer. In addition, there have not been any formal declarations concerning how to determine whether a foreign investor has adopted an arrangement for the purpose of reducing, avoiding or deferring PRC tax. As a result, we and our non-resident investors or non-resident enterprise shareholders may be at risk of being taxed under SAT Circular No. 698 and may be required to expend valuable resources to comply with SAT Circular No. 698 or to establish that we and our non-resident enterprise investors or non-resident enterprise shareholders should not be taxed under SAT Circular No. 698, which may have a material adverse effect on our financial condition and results of operations or such non-resident investors’ or such non-resident enterprise shareholders’ investments in us.

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Our Chinese operating companies are obligated to withhold and pay PRC individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. If they fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, they may be subject to certain sanctions and other penalties, which could have a material adverse impact on our business.

Under PRC laws, the WFOE will be obligated to withhold and pay individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. The WFOE may be subject to certain sanctions and other liabilities under PRC laws in case of failure to withhold and pay individual income taxes for its employees in accordance with the applicable laws.

In addition, the SAT has issued several circulars concerning employee stock options. Under these circulars, employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) are required to pay PRC individual income tax in respect of their income derived from exercising or otherwise disposing of their stock options. If we implement employee stock options plan, the WFOE will be obligated to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

The enforcement of labor contract law and an increase in labor costs in the PRC may adversely affect our business and our profitability.

China adopted a labor contract law and its implementation rules effective on January 1, 2008 and September 18, 2008, respectively. The labor contract law was further amended on December 28, 2012. The labor contract law and its implementation rules impose more stringent requirements on employers with regard to, among others, severance payment upon permitted termination of the employment by an employer and non-fixed term employment contracts, time limits for probation period as well as the duration and the times that an employee can be placed on a fixed-term employment contract. Due to the limited period of effectiveness of the labor contract law and its implementation rules, and the lack of clarity with respect to their implementation, potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. Our employment policies and practices may violate the labor contract law or its implementation rules and we may be subject to related penalties, fines or legal fees. Compliance with the labor contract law and its implementation rules may increase our operating expenses, in particular, our personnel expenses, as the continued success of our business depends significantly on our ability to attract and retain qualified personnel. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the labor contract law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, which could adversely affect our business and results of operations.

Additionally, PRC companies are subject to various laws and regulations regarding social insurance and housing funds, under which the WFOE is required to pay employees’ pension contributions, work-related injury benefits, maternity insurances, medical and unemployment benefit plans, housing funds and other welfare-oriented payments. The WFOE has not contributed social insurance premiums and housing funds for its employees in full compliance with applicable PRC laws. As such, the WFOE may be ordered to compensate the cumulative amount of the under-contributed social insurance premiums and housing fund contributions and be subject to administrative penalties, including fines, and as such our business and reputation may be adversely affected.

Because Chinese laws will govern almost all our business material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional

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abilities of the judicators, and the inclination to protect local interest in the courtrooms, interpretation, and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of the outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Credit Risk

We are exposed to credit risk from our cash at bank and accounts receivable. The credit risk on cash at bank is limited because the counterparts are recognized financial institutions. Accounts receivable are subject to credit evaluations. We periodically record a provision for doubtful collections based on an evaluation of the collectability of accounts receivable by assessing, among other factors, the customer’s willingness or ability to pay, repayment history, general economic conditions and our ongoing relationship with the customers.

Foreign Currency and Exchange Risk

The functional currency of the Company is United States dollars (“US$”), and the functional currency of our Hong Kong subsidiary in Hong Kong dollars (“HK$”). The functional currency of PRC companies is the Renminbi. The PRC is the primary economic environment in which we operate.

For financial reporting purposes, the financial statements of PRC companies, which are prepared using the Renminbi, are translated into our reporting currency, the US$. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income/loss in shareholders’ equity.

Transactions denominated in currencies other than the reporting currency are translated into the reporting currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

Exchange rates applied are as follows.

	Year ended December 31, 2018	Year ended December 31, 2017

Period end RMB exchange rate	6.8482	6.5079
Average RMB exchange rate	6.6346	6.7394

Period end HK$ exchange rate	7.8361	7.8182
Average HK$ exchange rate	7.8392	7.7951

No representation is made that the HK$ and RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Country Risk

The substantial portion of our business, assets, and operations are located and conducted in mainland China. While the economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the

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overall economy of mainland China, but may also have a negative effect on Nocera, Inc. For example, Nocera, Inc.’s operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to Nocera, Inc. If there are any changes in any policies by the Chinese government and Nocera, Inc.’s business is negatively affected as a result, then Nocera, Inc.’s financial results, including our ability to generate revenues and profits, will also be negatively affected.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold approximately 99% of our outstanding common stock. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is listed on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future. As of October 28, 2019, the closing trade price of our common stock was $2.98 per share.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
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•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to the desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

Risks Related to the Offering

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of the units consisting of common stock and warrants will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase units. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our company could lose their investment in us. Furthermore, investors who subscribe for units in the earlier stages of the offering will assume a greater risk than investors who subscribe for units later in the offering as subscriptions approach the maximum amount.

We determined the price of the Units arbitrarily.

The offering price of the units each containing 1 share of common stock and 1 warrant has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the units is the fair market value of the units or that investors will earn any profit on them.

After this offering, we will be subject to lesser reporting requirements than those applicable to more mature public companies.

We have elected to report as a public company under the Exchange Act, and we initially qualify as an emerging growth company. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that do not qualify as emerging growth companies. For example, as an emerging growth company, we are exempt from the following requirements, among others:

-                      not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-                      taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

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-                      being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-                      being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are a reporting company under Section 12(g).

We are subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to fully comply with all filing deadlines and rules regarding quarterly and annual reports.

DIVIDEND POLICY

We have not declared or paid any cash dividends and do not intend to pay cash dividends in the near future on our shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

We did not pay cash dividends in the years ended December 31, 2018 or 2017.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

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CAPITALIZATION

The following table sets forth as of December 31, 2018 and June 30, 2019 (i) our capitalization and (ii) our capitalization as adjusted to reflect the sale of 3,531,300 units at a purchase price of $3.00 per unit in this offering, and the application of the estimated net proceeds from this offering as described under “USE OF PROCEEDS.”

	December 31, 2018	June 30, 2019	December 31, 2018
	Actual	Actual
		(unaudited)	As Adjusted
Common Stock
Authorized	200,000,000	200,000,000	200,000,000
Issued & Outstanding	12,349,200	12,354,200	15,885,500

Preferred Shares
Authorized	0	0	0
Issued & Outstanding	0	0	0

Equity
Common Stock	$12,349	$12,354	$15,885
Additional Paid in Capital	$115,311	$148,904	$10,055,980
Statutory & Other Reserves	$191,219	$191,219	$191,219
Retained Earnings	$1,595,955	$1,300,281	$1,595,955
Accumulated other comp. loss	$(61,508)	$(67,941)	$(61,508)
Total Nocera, Inc.’s stockholder’s equity	$1,853,326	$1,584,817	$11,797,531
Non-Controlling Interest	98,677	93,904	98,677
Total Stockholder’s equity (deficit)	$1,952,003	$1,678,721	11,896,208

Total Debt & Stockholders’ Equity	$4,241,353	$4,251,557	$14,185,558

(1)	The capital to be raised from the sale of rights after December 31, 2018 in this offering is expected to be a potential maximum of $9.9 million. The actual capitalization is adjusted to reflect the assumption that 3,531,300 additional shares of our common stock and warrants are issued for $3.00 of capital pursuant to this offering, with $650,000 deducted for the estimated offering costs for the placement of the common stock.

(2)	The total number of units each containing shares of our common stock outstanding assumes that the maximum number of shares of common stock is sold in this offering.

DILUTION

As of December 31, 2018, the net tangible book value of Nocera was $1,853,326 or approximately $0.15 per share of common stock. See “CAPITALIZATION.” Net tangible book value per share consists of stockholders’ equity divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after December 31, 2018, the pro forma net tangible book value at December 31, 2018 would have been $11,797,531 or approximately $0.74 per share. Thus, as of December 31, 2018, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $0.59 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately $2.26 per share from the offering price. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

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Rights Offering Price per Unit (1)	$3.00

Net Tangible Book Value per Share before Offering	$0.15

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby	$0.59

Net Tangible Book Value per Share after Offering	$0.74

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$2.26

(1)	Before deduction of offering expenses.

The information above is as of December 31, 2018 and excludes:

•	650,000 shares of our common stock issuable upon the exercise of our Class A Warrants, at an exercise price of $0.50 per share.

•	650,000 shares of our common stock issuable upon the exercise of our Class B Warrants, at an exercise price of $1.00 per share.

TERMS OF THE OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock, at no charge, a total of 3,531,300 transferable Subscription Rights to purchase one Unit at a price of $3.00 per Unit. Each Subscription Right will entitle you to purchase one Unit consisting of one share of common stock and one warrant for a purchase price of $3.00 per unit with a minimum purchase requirement of 100 units ($300). Each Warrant will be exercisable for one share of our common stock at an exercise price of $4.50 per share from the date of issuance through the expiration five years from the date of issuance. Each record holder (excluding key management) of our common stock will receive 1 ½ Subscription Rights for every share of our common stock owned by such record holder as of the Record Date.

Subscription Price

The Subscription Price is $3.00 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

•	our need to raise capital in the near term to continue our operations;
•	the current and historical trading prices of our common stock;
•	a price that would increase the likelihood of participation in the Rights Offering;
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•	the cost of capital from other sources;
•	the value of the common stock being issued as a component of the Unit;
•	the value of the Warrant being issued as a component of the Unit; and
•	comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

No Short-Sales

By exercising the Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. In addition, the Rights provide that, upon exercise of the Right, you represent that you have not since the Record Date and, for so long as you continue to hold Preferred Stock or Warrants issued in connection with the exercise of the Right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Rights did not contain these requirements.

Transferability of Subscription Rights, Units, and Warrants

Subject to applicable laws, the Subscription Rights may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Subscription Rights. There are no assurances that an active trading market will develop or be sustained for the Subscription Rights. We intend to apply for trading approval for the Subscription Rights from FINRA

Subject to applicable laws, the Units may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Units. There are no assurances that an active trading market will develop or be sustained for the Units. We intend to apply for trading approval for the Units from FINRA.

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants. We intend to apply for trading approval for the Warrants from FINRA.

Separability of the Units

Each Unit consists of one common share and one Class C Warrant, which may be immediately separated at the option of the Unit holder. Any Units that have not been separated 365 days from the closing date of the offering will automatically separate into their common and warrant components.

We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.”

The purchase price for the units will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

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Subscription Period

The offering of units will terminate on _______________, 20__, unless we extend the offering for up to an additional 90 days, or terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent received your Rights Certificate or your subscription payment after that time. The Sales Termination Date may occur prior to ________________, 20__ if subscriptions for the maximum number of units have been received and accepted by us before such date. Subscriptions for units must be received and accepted by us on or before such date to qualify the subscriber for participation in Nocera, Inc.

Subscription Procedures

All subscription checks should be sent to Mountain Share Transfer, LLC, at the following address: Mountain Share Transfer, LLC., 2030 Powers Ferry Road SE, Suite # 212, Atlanta, GA. 30339 USA. In such case, subscription checks should be made payable to “Mountain Share Transfer, LLC as Information Agent for Nocera, Inc.” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

If as of the Record Date you are a beneficial owner of shares of our common stock or participating warrants that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock or participating warrants held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. If you hold your shares of common stock or participating warrants in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on _________, 20_____, which is the expiration date that we have established for the Rights Offering.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer and payable to “Mountain Share Transfer, LLC. As Information Agent for Nocera, Inc.” You must timely pay the full subscription payment for the full number of units of our common stock you with to acquire pursuant to the exercise of Subscription Rights by delivering:

•	certified or personal check drawn against a U.S. bank payable to “Mountain Share Transfer, LLC. as Information Agent for Nocera, Inc.”
•	U.S. Postal money order payable to “Mountain Share Transfer, LLC. as Information Agent for Nocera, Inc.”
•	Wire transfer of immediately available funds directly to the account maintained by Mountain Share Transfer, LLC. as Information Agent for Nocera, Inc., for purposes of accepting subscriptions in this Rights Offering at:

Fifth Third Bank

38 Fountain Square Plaza

Cincinnati, Oh. 45263

ABA # 042 000 314

Credit to: Mountain Share Transfer, LLC.

Acct. # 746 046 7629

SWIFT CODE: FTBCUS3C

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly,

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holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, within 10 business days following the expiration of the Rights Offering.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying common shares giving rise to such Subscription Rights. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the conversion of the Preferred Stock or the exercise of a Warrant. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, the Company will round up such fraction to the next whole share.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock or participating warrants for the account of others on the Record Date, you should notify the beneficial owners for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock or participating warrant so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or participating warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent, and by the dealer-managers. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Trading Venue of Shares

Our shares of our common stock issuable upon the separation of the Units is traded on the OTC market under the symbol ‘NCRA’. Subject to applicable laws, the Subscription Rights, Units, and Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Subscription Rights, Units, or Warrants. There are no assurances that an active trading market will develop or be sustained for the Subscription Rights, Units, or Warrants.

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly

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insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

Investor Eligibility Standards

Units will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Units may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

Mountain Share Transfer, LLC is our share transfer agent. Their address is 2030 Powers Ferry Road SE, Suite #212, Atlanta, GA 30339. Their telephone number is (404)-474-3110.

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MANAGEMENT

Executive Officers and Directors of Nocera, Inc.

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Position	Age	Term of Office

Yin-Chieh Cheng	Chairman of the Board, Chief Executive Officer, President and Director	41	Annual

Shun-Chih Chuang	Chief Financial Officer	30	Annual

Erik Nelson (1)	Corporate Secretary and Director	52	Annual

(1)	Mr. Erik Nelson resigned as Chief Executive Officer, President, and Chief Financial Officer on December 31, 2018. He remained Corporate Secretary and Director.

Yin-Chieh Cheng, Chairman of the Board, Chief Executive Officer, President and Director

Currently, Mr. Cheng serves as Chairman of the Board, Chief Executive Officer, President and Director of the Company. Mr. Cheng served as our Chief Financial Officer and Treasurer from December 27, 2018 until October 28, 2019. Prior to that role, from December 1, 2014, to present, Mr. Yin-Chieh Cheng acted as a director of Shengbo Accounting Firm in Shanghai. Mr. Yin-Chieh Cheng holds a bachelor’s degree in Accounting from George Mason University in Virginia.

Shun-Chih Chuang, Chief Financial Officer

Mr. Chuang was appointed as Chief Financial Officer on October 28, 2019. Prior to that role, Mr. Chuang was a project manager at Deloitte Financial Advisory where he was part of the Transaction Support practice. Mr. Chuang has a marketing degree from UC-Berkeley Extension, and a BS in Accounting from Soochow University, Taiwan. He currently holds Certified Public Accounting (CPA) licenses from the United States and Taiwan.

Erik Nelson, Corporate Secretary and Director

Mr. Nelson was appointed as Corporate Secretary and a member of the Board of Directors on September 19, 2011. Following the death of Rocco Fiorino, Mr. Nelson was appointed President on November 12, 2017. He resigned as Chief Executive Officer, President, and Chief Financial Officer on December 31, 2018. Mr. Nelson is also the President of Coral Capital Partners, Inc. an advisory services firm founded in 1995 that provides services to privately held and publicly traded companies. Mr. Nelson is also the President of Mountain Share Transfer, LLC (“Mountain Share Transfer”), an SEC registered stock transfer agent since September 2012. Mountain Share Transfer and Mr. Nelson consented to an Order with the SEC in 2015 related to failure to file an updated correct TA-1 Form and other administrative violations and disclosure matters of the Transfer Agent, Mountain Share Transfer. A fine of $10,000 and an agreement not to violate the Sections of the Exchange Act and an agreement to take other remedial actions.

Mr. Nelson is a graduate of the University of Colorado (1989) with a Bachelors degree in Business Administration with an emphasis in Finance.

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Key Employees

Bi Zhang

Mr. Zhang Bi is the Chief Executive Officer of GZ WF. With engineering background, he used to work as technical director at Guangzhou Yuhe Machinery Manufacturing Co., Ltd. and worked for Guangzhou Tengzheng Fishery Machinery Manufacturing Co., Ltd. and FAW-Volkswagen Automobile Co before then. Mr. Zhang Bi holds a Bachelor degree from Wuhan University of Technology.

Family Relationships

There are no family relationships between our directors or executive officers.

Executive Compensation

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2018 and 2017 to each of the following named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Equity Awards ($)	Total ($)
Erik Nelson	2018	—	—	—
Former CEO, CFO and President, Current Corporate Secretary	2017	—	—	—

Yin-Chieh Cheng (1)	2018	—	667	667
Chief Executive Officer and President	2017	—	—	—

Shun-Chih Chuang (2)	2018	—	—	—
Chief Financial Officer	2017	—	—	—

Kuan-Yin Cheng (3)	2018	—	—	—
Former President and Chief Executive Officer	2017	—	—	—

(1) Yin-Chieh Cheng served as Chief Financial Officer and Treasurer during the fiscal years ended 2017 and 2018. He was appointed President and Chief Executive Officer on October 28, 2019.

(2) Shun-Chih Chuang was appointed Chief Financial Officer on October 28, 2019.

(3) Kuan-Yin Cheng resigned as President and Chief Executive Officer on October 28, 2019.

We may commence paying salaries and providing other employment benefits to our executive officers in the near future in amounts to be determined by our board of directors, when the Company has sufficient funds. Our directors and executive officers are also reimbursed for their business expenses. We do not expect to hire any new executive officers during the current fiscal year.

Employment Agreements

We have entered into a consulting agreement with Mr. Yin-Chieh Cheng on December 27, 2018. Mr. Cheng received a stock option award of 5,000,000 shares with 250,000 options vesting every quarter for a period of 5 years. This award was valued at $304,155 in total using Black Scholes methodology. The award for the year ended December 31, 2018 was $667.

Stock Incentive Plan

On December 31, 2018, in order to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, the Company, through its board of directors, adopted a stock option and award incentive plan (the “2018 Plan”), pursuant to which 10,000,000 shares

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of our common stock are reserved for issuance as awards to our employees, directors, consultants and other service providers. Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock, and stock awards. The incentive stock options may only be granted to employees. Nonstatutory stock options, stock appreciation rights, performance shares, restricted stock, and stock awards may be granted to employees, directors and consultants. The 2018 Plan is and will continue to be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. The 2018 Plan was ratified by our shareholders in 2018. To date, no stock options, stock appreciation rights, performance shares, restricted stock, or stock awards have been granted under the 2018 Plan.

Board of Directors

Our board of directors currently consists of two directors. We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board, we expect to form the appropriate board committees.

Committees of the Board of Directors

As of this date, our Board of Directors has not appointed an audit committee, compensation committee or nominating committee, however, we are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended and the Exchange Act. The functions ordinarily handled by these committees are currently handled by our entire Board of Directors. Our Board of Directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors.

Limitation of Liability and Indemnification of Officers and Directors

The Company shall indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of October 28, 2019 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;
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•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 12,354,200 shares of common stock outstanding as of October 28, 2019. Unless otherwise noted below, the address of each person listed on the table is c/o Nocera, Inc. 2030 Powers Ferry Road SE, Suite #212, Atlanta, GA 30339.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
Name and Position of Beneficial Owner	Number		Percent	Number	Percent
Yin-Chieh Cheng, Chairman of the Board, Director, Chief Executive Officer and President (1)	5,250,000	(2)	42.5%	5,250,000	33.0%
Shun-Chih Chuang, Chief Financial Officer	—		0%	—	0.0%
Erik Nelson, Corporate Secretary and Director	650,000		5.26%	650,000	4.1%
Bi Zhang (3)	4,750,000		38.4%	4,750,000	29.9%
Marina S. Fiorino	1,043,600		8.4%	1,043,600	6.6%
All Directors, Executive Officers and Directors, as a group (3 persons)	5,900,000	(2)	47.76%	5,900,000	37.1%

(1)	The business address of Yin-Chieh Cheng is Flat B, 6/F, Teda Building, 87 Wing Lok Street Sheung Wan, Hong Kong. Mr. Cheng, our Chairman, also serves as the general manager of GSI in Hong Kong and legal representative of the WFOE and has sole voting and investment power over the shares.

(2)	Does not include up to 5,000,000 Series “A” Warrants exercisable until 2023 at $0.50 which are subject to performance under Mr. Cheng’s Consulting Agreement and vesting at 250,000 per quarter.

(3)	The business address of Mr. Zhang is Building #5 Feng Du Ban Pang Shan An Zhi Qu Xing Yi City, Guizhou Qian Xi Nan, China. Mr. Zhang is the Chief Executive Officer of GZ WF. He currently owns 4,750,000 shares, or 38.4%, of our common stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have not entered into any material transactions with any director, executive officer, and nominee for director, the beneficial owner of five percent or more of our common stock, or family members of such persons.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote

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per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

No shares of Preferred Stock are authorized.

NOTE: Our Units of this Rights Offering constitute shares and warrants. We intend to apply to FINRA for trading approval of the Units, and the warrants separately. We also shall allow the Units to be separated into the components of shares and warrants, and if separated will no longer be a “Unit.”

Warrants

We currently have two (2) classes of warrants, Class A and Class B, issued and outstanding, and have authorized a third class of warrants, Class C, to be issued as part of this Rights Offering. The basic provisions of each class of warrants are as follows:

Class A Warrants

Each Class A Warrant entitles the holder to purchase one share of our common stock at an exercise price of $0.50 per share from the date of the issuance through its expiration. As of October 28, 2019, we have issued 650,000 Class A Warrants.

Exercisability

Each Warrant will be exercisable at any time and will expire on April 16, 2023. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise. There is no cashless exercise provision to these warrants. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrants represents the right to purchase one share of common stock at an exercise price of $0.50 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment form in the form attached to the warrant. The transferring holder will be responsible for any tax liability that may arise as a result of the transfer.

No Public Market

There is no public trading market for the Warrants and they will not be listed for trading on the Over the Counter (OTC) market or any other securities exchange or market.

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Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $1.00 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Class B Warrants

Each Class B Warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.00 per share from the date of the issuance through its expiration. As of October 28, 2019, we have issued 650,000 Class B Warrants.

Exercisability

Each Warrant will be exercisable at any time and will expire on April 16, 2023. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise. There is no cashless exercise provision to these warrants. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrants represents the right to purchase one share of common stock at an exercise price of $1.00 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment form in the form attached to the warrant. The transferring holder will be responsible for any tax liability that may arise as a result of the transfer.

No Public Market

There is no public trading market for the Warrants and they will not be listed for trading on the Over the Counter (OTC) market or any other securities exchange or market.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

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Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $3.00 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Class C Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as part of this Rights Offering will be designated as our “Class C” Warrants. These Warrants will be separately transferable following their issuance and through their expiration five (5) years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of 150% of the market price on date of closing the offering per share from the date of the issuance through its expiration. There is no public trading market for the Warrants and there can be no assurances that one will develop. The common stock underlying the Warrants, upon issuance, will also be traded on the Over the Counter (OTC) Market under the symbol ‘NCRA.’

All Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Rights Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of 150% of the market price on date of closing the offering per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants.

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Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $4.00 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and Mountain Share Transfer, LLC., the warrant agent.

Transfer Agent

Mountain Share Transfer, LLC is our share transfer agent. Their address is 2030 Powers Ferry Road SE, Suite #212, Atlanta, GA 30339. Their telephone number is (404)-474-3110.

Market Information

Our common stock, par value $0.001, is listed for quotation in the OTC under the symbol “NCRA”

	2019			2018
Quarter Ended	High		Low	High	Low
March 31		$1.00	0.30	$0.10	0.02
June 30		$2.73	0.47	$101	0.10
September 30		$4.35	1.75	$0.60	0.17
December 31	$			$0.81	0.17

Stockholders

As of October 28, 2019 we had approximately 433 shareholders of record of our common stock, not including shares held in street name.

PLAN OF DISTRIBUTION

Promptly following the qualification of this Regulation 1-A of which this prospectus form is part, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of our common stock on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the Units to Mountain Share Transfer, LLC. at the following address:

By Mail: Mountain Share Transfer, LLC 2030 Powers Ferry Road SE, Suite #212 Atlanta, GA 30339 USA	By hand or overnight courier: Mountain Share Transfer, LLC 2030 Powers Ferry Road SE, Suite #212 Atlanta, GA 30339 USA

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If you have any questions, you should contact Mountain Share Transfer, LLC.

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

We also plan to engage Network 1 Financial Securities, Inc. a FINRA registered broker-dealer firm, for administrative and technology services, but not for underwriting or placement agent services. Subscriptions will generally be made electronically by prospective investors on www.nocera.company. For those subscriptions that are rejected or fail to settle, funds will promptly be credited back to the subscriber.

Network 1 will act as deal manager for the Rights Offering. In such a capacity, the dealer- manager will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of the Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer- manager is not underwriting or placing any of the Subscription Rights or the Units being issued in this offering and do not make any recommendation with respect to such Subscription Rights (including with respects to the exercise of Subscription Rights) shares or Warrants.

In connection with this Rights Offering, we have agreed to pay fees to Network 1 as dealer-managers an aggregate cash fee equal to 8.0% of the gross proceeds received by us directly from the exercises of the Subscription Rights.

Subject to the completion of this offer, we have agreed to grant the deal manager or their designated affiliates warrants (the “Deal Manager Warrants”) to purchase a number of shares of common stock equal to 5% of the total number of shares issuable upon the exercise of the Units sold in this Rights Offering. The Deal-Manager warrants shall contain the same terms and provisions of the Company’s Class C Warrants with an exercise price of 150% of the market price on date of closing the offering per share from the date of the issuance through its expiration.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year ends on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We will furnish each shareholder, within 120 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 10-K filed with the Securities Exchange Commission, and within 90 days after the 31st of December of each fiscal year, our unaudited financial statements in a Quarterly Report on Form 10-Q, also filed with the Securities Exchange Commission.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to in this Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting info@nocera.company. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

42

The offering of the Units each consisting of one common stock and one warrant (the “Unit”) is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

FINANCIAL STATEMENTS

The financial statements of Nocera, Inc. as of December 31, 2017 and 2018, and each of the two-year period ending December 31, 2018 included in the Form 1A have been so included in reliance upon the report of Marcum Bernstein & Pinchuk, LLP, an independent public accounting firm. The Company's fiscal year ends on December 31 of each year.

43

NOCERA, INC.

FINANCIAL STATEMENTS

As of period ended June 30, 2019

(Unaudited)

and

For the years ended December 31, 2018 and

December 31, 2017

(Audited)

44

Nocera, Inc.

Index to Financial Statements

Period Ended June 30, 2019

(Unaudited)

45

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except for Number of Shares)

	June 30, 2019	December 31, 2018
	(Unaudited)
	$	$
ASSETS
Current assets
Cash and cash equivalents	2,567	7,207
Account receivables, net	2,603,985	3,548,613
Inventories	236,777	63,401
Advance to suppliers	18,747	73,012
Prepaid expenses and other current assets, net	491,972	490,418
Total current assets	3,354,048	4,182,651

Deferred tax assets, net	9,954	—
Property and equipment, net	222,192	58,702
Right-of-use asset	140,057	—
Intangible assets, net	525,306	—
Total assets	4,251,557	4,241,353

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current liabilities
Account payables	325,262	233,492
Advance from customers	106,261	106,673
Other payables and accrued liabilities	241,425	421,784
Convertible note	—	3,465
Due to related parties	1,216,591	819,351
Income tax payable	616,413	624,276
Bank borrowing	15,564	—
Total current liabilities	2,521,516	2,209,041

Deferred tax liabilities, net	—	14,676
Deferred revenue	42,986	65,633
Operating lease liabilities	8,334	—
Total liabilities	2,572,836	2,289,350

Stockholders' equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 12,354,200 shares and 12,349,200 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively)	12,354	12,349
Additional paid-in capital	148,904	115,311
Statutory and other reserves	191,219	191,219
Retained earnings	1,300,281	1,595,955
Accumulated other comprehensive loss	(67,941)	(61,508)
Total Nocera, Inc.’s stockholders’ equity	1,584,817	1,853,326
Non-controlling interests	93,904	98,677
Total stockholders' equity	1,678,721	1,952,003

Total liabilities and stockholders' equity	4,251,557	4,241,353

F-1

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars except for Number of Shares)

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	$	$	$	$
Net sales	11,262	—	22,736	—
Cost of sales	—	—	—
Gross profit	11,262	—	22,736	—

Operating expenses
General and administrative expenses	(177,029)	(46,412)	(340,545)	(60,978)
Total operating expenses	(177,029)	(46,412)	(340,545)	(60,978)

Loss from operations	(165,767)	(46,412)	(317,809)	(60,978)

Interest expense	(52)	—	(7,256)	—
Loss before income taxes	(165,819)	(46,412)	(325,065)	(60,978)

Income tax benefit	24,769	10,457	24,948	13,967
Net loss	(141,050)	(35,955)	(300,117)	(47,011)

Less: Net loss attributable to non-controlling interests	(3,755)	(6,886)	(4,443)	(9,064)
Net loss attributable to the company	(137,295)	(29,069)	(295,674)	(37,947)

Comprehensive loss
Net loss	(141,050)	(35,955)	(300,117)	(47,011)
Foreign currency translation gain (loss)	(42,040)	1,674	(6,763)	1,614
Total comprehensive loss	(183,090)	(34,281)	(306,880)	(45,397)

Less: comprehensive gain (loss) attributable to non-controlling interest	(5,840)	(6,886)	(4,773)	(9,064)
Comprehensive loss attributable to the Company	(177,250)	(27,395)	(302,107)	(36,333)

Loss per share
Basic	(0.0111)	(0.0029)	(0.0239)	(0.0038)
Diluted	(0.0111)	(0.0029)	(0.0239)	(0.0038)

Weighted average number of common shares outstanding
Basic	12,354,200	10,000,000	12,352,228	10,000,000
Diluted	12,354,200	10,000,000	12,352,228	10,000,000

F-2

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Stated in US Dollars except Number of Shares)

(UNAUDITED)

			Additional	Statutory and		Accumulated Other	Total Nocera, Inc.’s Stockholders’	Non-	Total Stockholders’
	Common Stock		Paid in	other	Retained	Comprehensive	Equity	controlling	Equity
	Stock	Amount	Capital	Reserves	Earnings	Loss	(Deficit)	Interests	(Deficit)
		$	$	$	$	$	$	$	$
Balance, December 31, 2017	10,000,000	10,000	(10,000)	—	(4,175)	(8)	(4,183)	(43)	(4,226)
Net loss attribute to non-controlling interest	—	—	—	—	—	—	—	(2,178)	(2,178)
Foreign currency translation adjustments	—	—	—	—	—	(60)	(60)	—	(60)
Net loss	—	—	—	—	(8,878)	—	(8,878)	—	(8,878)
Balance, March 31, 2018	10,000,000	10,000	(10,000)	—	(13,053)	(68)	(13,121)	(2,221)	(15,342)
Net loss attribute to non-controlling interest	—	—	—	—	—	—	—	(6,886)	(6,886)
Foreign currency translation adjustments	—	—	—	—	—	1,674	1,674	—	1,674
Net loss	—	—	—	—	(29,069)	—	(29,069)	—	(29,069)
Balance, June 30, 2018	10,000,000	10,000	(10,000)	—	(42,122)	1,606	(40,516)	(9,107)	(49,623)

Balance, December 31, 2018	12,349,200	12,349	115,311	191,219	1,595,955	(61,508)	1,853,326	98,677	1,952,003
Net loss attribute to non-controlling interest	—	—	—	—	—	—	—	(688)	(688)
Foreign currency translation adjustment	—	—	—	—	—	33,522	33,522	1,755	35,277
Issuance of new shares	5,000	5	3,595	—	—	—	3,600	—	3,600
Share based compensation	—	—	14,999	—	—	—	14,999	—	14,999
Net loss	—	—	—	—	(158,379)	—	(158,379)	—	(158,379)
Balance, March 31, 2019	12,354,200	12,354	133,905	191,219	1,437,576	(27,986)	1,747,068	99,744	1,846,812
Net loss attribute to non-controlling interest	—	—	—	—	—	—	—	(3,755)	(3,755)
Foreign currency translation adjustments	—	—	—	—	—	(39,955)	(39,955)	(2,085)	(42,040)
Share based compensation	—	—	14,999	—	—	—	14,999	—	14,999
Net loss	—	—	—	—	(137,295)	—	(137,295)	—	(137,295)
Balance, June 30, 2019	12,354,200	12,354	148,904	191,219	1,300,281	(67,941)	1,584,817	93,904	1,678,721

F-3

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars except for Number of Shares)

(UNAUDITED)

	Six months ended June 30,
	2019	2018
	$	$
Cash flows from operating activities:
Net cash provided by operating activities	305,078	315,743

Cash flows from investing activities
Cash paid for purchase of property	(174,142)	(69,465)
Cash paid for intangible assets	(551,710)	—
Net cash used in investing activities	(725,852)	(69,465)

Cash flows from financing activities:
Proceeds from related parties	423,465	173,295
Repayment to related parties	(23,249)	(189,524)
Repayment for convertible note	(3,465)	—
Proceeds from issuance of common stock	250	—
Bank borrowing	15,801	—
Net cash provided by (used in) financing activities	412,802	(16,229)

Effect of exchange rate changes on cash and cash equivalents	3,332	(8,065)
Net (decrease) increase in cash and cash equivalents	(4,640)	221,984
Cash and cash equivalents beginning balance	7,207	1,432
Cash and cash equivalents ending balance	2,567	223,416

Supplemental disclosures of cash flow information
Interest expenses paid	7,931	—
Income taxes paid	5,541	—

F-4

NOCERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1      PRINCIPAL ACTIVITIES AND ORGANIZATION

The consolidated financial statements include the financial statements of Nocera, Inc. (“Nocera”) and its subsidiaries, Grand Smooth Inc Limited (“GSI”) and Guizhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”), and Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”) that is controlled through contractual arrangements. Nocera, GSI, GZ GST and GZ WFH are collectively referred to as the “Company”.

Nocera was incorporated in the State of Nevada on February 1, 2002 and is based in Atlanta, Georgia. It did not engage in any operations and was dormant from its inception until its reverse merger of GSI on December 31, 2018.

Reverse merger

Effective December 31, 2018, Nocera completed a reverse merger transaction (the “Transaction”) pursuant to an Agreement and Plan of Merger (the “Agreement”), with (i) GSI, (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the “Share Exchange”). As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Yin-Chieh Cheng and Bi Zhang, the former shareholders of GSI, became Nocera’s controlling shareholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party.

GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014 and is a holding company without any operation.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (“PRC”) on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments, and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB5,000,000 (equal to US$733,138).

On November 13, 2018, GSI incorporated GZ GST in PRC with registered capital of US$15,000.

Reorganization

In anticipation of the reverse merger, GSI undertook a reorganization and became the ultimate holding company of WFOE and GZ WFH, which were all controlled by the same shareholders before and after the Reorganization.

Effective on December 31, 2018, shareholders of GZ WFH and WFOE entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, GSI, through WFOE, has been determined to be the primary beneficiary of GZ WFH and GZ WFH became VIE of GSI. Accordingly, GSI consolidates GZ WFH’s operations, assets, and liabilities.

Immediately before and after reorganization completed on December 31, 2018 as described above, GSI together with WFOE and its VIE were effectively controlled by the same shareholders, therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the GSI and its subsidiary and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

Note 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 15, 2019.

F-5

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s unaudited condensed consolidated financial position as of June 30, 2019, its consolidated results of operations for the three and six months ended June 30, 2019, cash flows for the six months ended June 30, 2019 and change in equity for the three months ended June 30, 2019, as applicable, have been made. Operating results for the three and six months ended June 30, 2019 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2019 or any future periods.

Concentrations of Credit Risk

There were two customers accounted for 100% of net sales for the three and six months ended June 30, 2019. Net sales for the three and six months ended June 30, 2018 was nil, as the Company started to deliver goods to customers since November 2018.

Three customers accounted for 99.32% and 99.29% of accounts receivables as of June 30, 2019 and December 31, 2018, respectively.

There was one supplier accounted for 77.73% and 28.64% respectively of the total purchase amount during the three months ended June 30, 2019 and 2018.

There were two suppliers accounted for 72.37% and 15.92% respectively of the total purchase amount during the six months ended June 30, 2019. And two suppliers accounted for 39.41% and 21.70% respectively of the total purchase amount during the six months ended June 30, 2018.

Recently Issued Accounting Pronouncements

Recently Adopted Accounting Standards

ASU No. 2016-02. In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, “Lease (Topic 842)”, a new lease standard requiring lessees to recognize lease assets and lease liabilities for most leases classified as operating leases under previous U.S. GAAP. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset (“ROU” asset) representing its right to use the underlying asset for the lease term. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this standard effective January 1, 2019. The Company elected the optional transition method that permits adoption of the new standard prospectively, as of the effective date, without adjusting comparative periods presented. Adoption of the standard resulted in the recognition of $140,057 of ROU assets and $8,334 of lease liabilities on the condensed consolidated balance sheet as of June 30, 2019 at adoption related to office space, and fish farming facilities.

See Note 7 for disclosure required by ASC 842.

Except for the ASUs issued but not yet adopted disclosed in Note 3 to the financial statements on Form 10-K for the fiscal year ended December 31, 2018, previously filed with the SEC, there is no ASU issued by the FASB that is expected to have a material impact on the condensed consolidated financial statements upon adoption.

Note 3      INVENTORIES

As of June 30, 2019 and December 31, 2018, inventory consisted of the following:

	June 30, 2019	December 31, 2018
	(Unaudited)
	$	$
Raw materials	205,980	63,401
WIP	30,797	—
Total	236,777	63,401

F-6

Note 4      PREPAID EXPENSES AND OTHER ASSETS, NET

	June 30, 2019	December 31, 2018
	(Unaudited)
	$	$
Receivable from a third party (1)	552,769	551,464
Other receivables from third party	16,225	15,565
Prepaid rent expense	—	3,895
Others	5,893	2,214
	574,887	573,138
Allowance for doubtful accounts	(82,915)	(82,720)
Prepaid expenses and other assets, net	491,972	490,418

(1)	The balance as of June 30, 2019 represented the receivable from a concert host. The Company sponsored a concert which was held in Taiwan in November 2018 for branding purpose. As of June 30, 2019 and December 31, 2018, the Company provided bad debt provision amounting to $82,915 and $82,720, respectively. The difference was caused by exchange rate fluctuation.

Note 5      PROPERTY AND EQUIPMENT, NET

As of June 30, 2019 and December 31, 2018, property and equipment consisted of the following:

	June 30, 2019	December 31, 2018
	(Unaudited)
	$	$
Furniture and fixtures	3,778	3,793
Equipment	184,088	12,612
Leasehold improvement	10,027	10,066
Vehicle	41,505	41,665
	239,398	68,136
Accumulated depreciation	(17,206)	(9,434)
Property and equipment, net	222,192	58,702

The Company recorded depreciation expenses of $7,927 and $2,380 for the six months ended June 30, 2019 and 2018, respectively, and $4,211 and $2,356 for the three months ended June 30, 2019 and 2018, respectively.

Note 6     INTANGIBLE ASSETS, NET

As of June 30, 2019 and December 31, 2018, intangible assets consisted of the following:

	June 30, 2019	December 31, 2018
	(Unaudited)
	$	$
Intangible assets	543,420	—
	543,420	—
Accumulated amortization	(18,114)	—
Intangible assets, net	525,306	—

The intangible assets are a series of software that are surveillance app connecting smart phones, achieving smart fish farming. It reports a real time data of water in our fish farming tanks, such as temperature, PH value, and dissolved oxygen, to the smart phones of fish farmers, helping fish farmers to understand the water condition in a timely manner.

The Company recorded amortization expenses of $18,390 and nil for both six months and three months ended June 30, 2019 and 2018, respectively.

F-7

Note 7      LEASES

The Company has two non-cancelable lease agreements for certain of the office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery with original lease periods expiring between 2022 and 2023. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. The Company recognizes rental expense on a straight-line basis over the lease term.

The following table provides a summary of leases by balance sheet location as of June 30, 2019:

	Balance Sheet Location	June 30, 2019
		(Unaudited)
		$
Assets
Operating- noncurrent	Operating lease right-of-use assets	140,057
Total leased assets		140,057

Liabilities
Operating – noncurrent	Operating lease liabilities, non-current	8,334
Total lease liabilities		8,334

The components of lease expense for the six and three months ended June 30, 2019 were as follows:

	Statement of Income Location	Six months ended June 30, 2019	Three months ended June 30, 2019
		(Unaudited)	(Unaudited)
		$	$
Lease Costs
Operating lease expense	General and administrative expenses	17,886	13,000
Total net lease costs		17,886	13,000

Maturity of lease liabilities under our non-cancelable operating leases as of June 30, 2019 are as follows:

Operating
(Unaudited)
$
Remaining 2019	—
2020	8,728
2021	—
2022	—
2023	—
Total lease payments	8,728
Less: interest	(394)
Present value of lease liabilities	8,334

Future minimum rental payments under our non-cancelable operating leases as of December 31, 2018 were as follows:

Leases (1)
$
2019	—
2020	8,728
2021	—
2022	—
2023	—
Total	8,728

(1) Amounts are based on ASC 840, Leases that was superseded upon our adoption of ASC 842, Leases on January 1, 2019.

F-8

Following table provides a summary of the lease terms and discount rates for the six months ended June 30, 2019:

June 30, 2019
Weighted Average Remaining Lease Term
Operating leases	3.25 years

Weighted Average Discount Rate
Operating leases	6.18%

As most of the leases do not provide an implicit rate, the Company use the incremental borrowing rate based on the information available at the lease commencement date to determine the present value of lease payments.

Supplemental information related to the leases for the six months ended June 30, 2019 is as follows:

Six months ended June 30, 2019
(Unaudited)
$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	147,680

Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	145,461

Note 8     CONVERTIBLE NOTE

On September 20, 2018, Nocera, Inc. entered into a one year $10,000 Convertible Note (“Note”) with Coral Investment Partners, LP. (“CIP”), an entity controlled by Erik Nelson, the Company’s corporate secretary and director. The Note carries an interest rate of twenty-four percent (24%), and is convertible into shares of the Company’s common stock at a price of $0.01 per share. As an inducement to issue the Note, CIP received 150,000 Class A Warrants and 150,000 Class B warrants at strike prices of $0.50 and $1.00, respectively.

The Company evaluates convertible instruments, such as the warrants issued in connection with the Note under Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for at fair value with changes in fair value recorded in earnings. The Company determined that the conversion features in the warrants should not be treated as an embedded derivative, and therefore ASC 815 was not applicable.

If the conversion feature does not require derivative treatment under ASC 815, the instrument is then evaluated under ASC 470-20 “Debt with Conversion and other Options” for consideration of any beneficial conversion features (“BCF”) requiring separate recognition. The Company determined that a BCF existed because the conversion price on the Note was lower than the market price of the Company’s common stock.

The intrinsic value of the BCF was determined to be approximately $330,000. In accordance with ASC 470-20-30-8, the amount of the discount assigned to the BCF equal to the lower amount of either i) the Intrinsic Value of the BCF or ii) the proceeds realized upon the issuance of the note, therefore the Company recorded the discount assigned to the BCF of $10,000. Under the guidelines of ASC 470-20-55-11, the Company determined based on a $10,000 value of the Note and a $7,095 value for the Warrants; that approximately 58.5% of the Note should be allocated to the BCF, or $5,850. The BCF was recognized as note discount, and amortized through the maturity of the Note, with a corresponding increase to additional paid-in capital. For the year ended December 31, 2018, the interest accretion of the BCF was $1,635. The remaining 41.5% of the Note or $7,095 should be allocated to the warrants. Since the allocation cannot exceed the Note value, the value of the warrants was determined to be $4,150, and it was recognized as note discount to be amortized during the period of Note. The interest accretion of the warrants was $1,160.

As of December 31, 2018, the remaining principle amount of the Note was $10,000, and the remaining unamortized note discount was $7,205. The aggregate effective interest rate on the Note is approximately 24%. For the year ended December 31, 2018, the interest accretion and the contractual interest coupon of the Note was $2,795 and $671, respectively.

The fair value of 150,000 Class A Warrants and 150,000 Class B warrants issued on September 20, 2018 were measured by the Black-Scholes pricing model with the following assumptions.

F-9

September 20, 2018

Dividend yield	—
Risk-free interest rate	2.96%
Expected term (in years)	4.57
Volatility	25.3%

The Company has repaid the Note together with the interest on January 3, 2019.

Note 9      INCOME TAXES

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

United States

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, Staff Accounting Bulletin No. 118 ("SAB 118") was issued to provide guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. The Company has completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

Since the VIE suffered loss during the six months ended June 30, 2019, it has no additional provision amount resulted by the Global Intangible Low Taxed Income inclusion on current earnings and profits of its foreign controlled corporations as. The Company has no transition tax for the same reason.

Hong Kong

The HK tax reform has introduced two-tiered profits tax rates for corporations. Under the two-tiered profits tax rates regime, the profits tax rate for the first $2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. Assessable profits above $2 million will continue to be subject to the rate of 16.5% for corporations. The Company assessed that the HK entity will not earned profit greater than $2 million, it is subject to a corporate income tax rate of 8.25%.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The components of the income tax provision are:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	$	$	$	$
Current	(750)	—	—	—
Deferred	(24,019)	(10,457)	(24,948)	(13,967)
Total income tax benefit	(24,769)	(10,457)	(24,948)	(13,967)

F-10

The reconciliation of income taxes expenses computed at the PRC statutory tax rate applicable to income tax expense is as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
PRC income tax statutory rate	25.00%	25.00%	25.00%	25.00%
Tax effect of non-deductible items	(0.42%)	(1.93%)	(1.23%)	(1.68%)
Tax effect of different tax rates in other jurisdictions	(5.30%)	(0.36%)	(9.15%)	(0.27%)
Changes in valuation allowance	(4.34%)	(0.18%)	(6.95%)	(0.14%)
Effective tax rate	14.94%	22.53%	7.67%	22.91%

Note 10     RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	June 30, 2019	December 31, 2018
	$	$
Mr. Zhang Bi (1)	438,894	245,545
Mr. Yin-Chieh Cheng (2)	777,697	556,464
Coral Capital Partners (3)	—	10,718
Mountain Share Transfer, LLC (3)	—	6,624
Total	1,216,591	819,351

Note:

(1)	Mr. Zhang Bi is the chief executive officer of GZ WFH, and he holds 38.5% shares of the Company. The balance represented the amount paid by Mr. Zhang on behalf of the Company for purchase of the raw materials.

(2)	Mr. Cheng Yin-Chieh is the chief financial officer of the Company, and he holds 42.5% shares of the Company. The balance represented the amount paid by Mr. Cheng on behalf of the Company for its daily operation purpose.

(3)	Coral Capital Partners and Mountain Share Transfer, LLC are companies 100% controlled by Erik S. Nelson, the corporate secretary and director of the Company. The balances as of December 31, 2018 had been paid off in 2019 Q1.

Related party transactions

The details of the related party transactions were as follows:

	For three months ended June 30,		For six months ended June 30,
	2019	2018	2019	2018
	$	$	$	$
Purchase from related party
Mr. Zhang Bi (1)	—	—	—	172,295

Paid on behalf of the Company
Mr. Zhang Bi (2)	29,005	—	203,167	—
Mr. Yin-Chieh Cheng (2)	81,699	1,000	220,299	1,000

Note:

(1)	The transaction represents the inventory sold by Mr. Zhang Bi to the Company at the market value.

(2)	The transactions represent the amount paid by Mr. Zhang Bi, Mr. Cheng Yin-Chieh on behalf of the Company for its daily operation.

F-11

Note 11      LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss per common share for the three and six months ended June 30, 2019 and 2018.

	For three months ended June 30,		For six months ended June 30,
	2019	2018	2019	2018
	$	$	$	$
Numerator:
Net loss attributable to the Company	(137,295)	(29,069)	(295,674)	(37,947)

Denominator:
Weighted-average shares outstanding
- Basic	12,354,200	10,000,000	12,352,228	10,000,000
- Diluted	12,354,200	10,000,000	12,352,228	10,000,000

Loss per share:
- Basic	(0.0111)	(0.0029)	(0.0239)	(0.0038)
- Diluted	(0.0111)	(0.0029)	(0.0239)	(0.0038)

Basic net loss per common share is computed using the weighted average number of the common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of ordinary shares and ordinary equivalent shares outstanding during the period.

Due to the loss from continued operations, approximately 6,000,000 warrants were excluded from the calculation of diluted net loss per share for both three months and six months ended June 30, 2019, respectively. No warrants or options were outstanding for both three months or six months ended June 30, 2018.

Note 12      SUBSEQUENT EVENT

The Company has evaluated subsequent events through the issuance of the unaudited condensed consolidated financial statements and no subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

F-12

NOCERA, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(AUDITED)

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Nocera, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nocera, Inc. and Subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income (loss), change in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

We have served as the Company’s auditor since 2018.

Beijing, China

April 15, 2019

.

F-14

NOCERA, INC.

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31, 2018	December 31, 2017
	$	$
ASSETS
Current assets
Cash	7,207	1,432
Accounts receivable	3,548,613	—
Inventory	63,401	—
Advance to suppliers	73,012	107,562
Prepaid expenses and other assets, net	490,418	—
Total current assets	4,182,651	108,994

Property and equipment, net	58,702	—
Total assets	4,241,353	108,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current liabilities
Accounts payable	233,492	—
Advance from customers	106,673	—
Other payables and accrued liabilities	421,784	92
Convertible note	3,465	—
Due to related parties	819,351	113,128
Income tax payable	624,276	—
Total current liabilities	2,209,041	113,220

Deferred tax liabilities, net	14,676	—
Deferred revenue	65,633	—

Total liabilities	2,289,350	113,220

Commitments and contingencies	—	—

Stockholders' equity (deficit)
Common stock ($0.001 par value; authorized 200,000,000 shares; 12,349,200 shares and 10,000,000 shares issued and outstanding as of December 31, 2018 and, 2017, respectively)	12,349	10,000
Additional paid-in capital	115,311	(10,000)
Statutory and other reserves	191,219	—
Retained earnings (Accumulated deficit)	1,595,955	(4,175)
Accumulated other comprehensive loss	(61,508)	(8)
Total Nocera, Inc.’s stockholders’ equity (deficit)	1,853,326	(4,183)
Non-controlling interests	98,677	(43)
Total stockholders' equity (deficit)	1,952,003	(4,226)

Total liabilities and stockholders' equity (deficit)	4,241,353	108,994

See notes to the consolidated financial statements.

F-15

NOCERA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars)

	For the years ended December 31,
	2018	2017
	$	$
Net sales	4,812,788	—
Cost of sales	(1,973,540)	—
Gross profit	2,839,248	—

Operating expenses
General and administrative expenses	(337,471)	(1,218)
Total operating expenses	(337,471)	(1,218)

Income (loss) from operations	2,501,777	(1,218)

Other income	47,783	—
Income (loss) before income taxes	2,549,560	(1,218)

Provision for income tax	(659,523)	—
Net income (loss)	1,890,037	(1,218)

Less: Net income (loss) attributable to non-controlling interests	98,688	(43)
Net income (loss) attributable to the company	1,791,349	(1,175)

Comprehensive income (loss)
Net income (loss)	1,890,037	(1,218)
Foreign currency translation loss	(61,500)	(8)
Total comprehensive income (loss)	1,828,537	(1,226)

Less: comprehensive income (loss) attributable to non-controlling interest	98,688	(43)
Comprehensive income (loss) attributable to the Company	1,729,849	(1,183)

Income (loss) per share
Basic	0.1790	(0.0001)
Diluted	0.1790	(0.0001)

Weighted average number of common shares outstanding
Basic	10,006,436	10,000,000
Diluted	10,006,436	10,000,000

See notes to the consolidated financial statements.

F-16

NOCERA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Stated in US Dollars)

	Common Stock		Additional Paid in	Statutory and other	Retained	Accumulated Other Comprehensive	Total Nocera, Inc.’s Stockholders’ Equity	Non-controlling	Total Stockholders’ Equity
	Stock	Amount	Capital	Reserves	Earnings	Loss	(Deficit)	Interests	(Deficit)
		$	$	$	$	$	$	$	$
Balance, December 31, 2016	10,000,000	10,000	(10,000)	–	(3,000)	–	(3,000)	—	(3,000)
Net loss attribute to non-controlling interest	—	—	—	–	—	–	—	(43)	(43)
Net loss	—	—	—	–	(1,175)	–	(1,175)	—	(1,175)
Foreign currency translation adjustments	—	—	—	–	—	(8)	(8)	—	(8)
Balance, December 31, 2017	10,000,000	10,000	(10,000)	–	(4,175)	(8)	(4,183)	(43)	(4,226)

Reverse merger recapitalization	2,349,200	2,349	(20,630)	–	—	–	(18,281)	—	(18,281)
Capital contribution	—	—	145,973	–	—	–	145,973	—	145,973
Transfer to statutory and other reserves	—	—	—	191,219	(191,219)	–	—	—	—
Net income attribute to non-controlling interest	—	—	—	–	—	–	—	98,688	98,688
Purchase of non-controlling interest	—	—	(32)	–	—	–	(32)	32	—
Net income	—	—	—	–	1,791,349	–	1,791,349	—	1,791,349
Foreign currency translation adjustments	—	—	—	–	—	(61,500)	(61,500)	—	(61,500)
Balance, December 31, 2018	12,349,200	12,349	115,311	191,219	1,595,955	(61,508)	1,853,326	98,677	1,952,003

See notes to the consolidated financial statements

F-17

NOCERA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	December 31,	December 31,
	2018	2017
	$	$
Cash flows from operating activities:
Net income (loss)	1,890,037	(1,218)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expenses	9,738	—
Bad debt provision	82,720	—
Deferred income tax	15,148	—
Changes in operating assets and liabilities:
Accounts receivable	(3,662,860)	—
Inventory	(65,442)	—
Advance to suppliers	30,145	(103,867)
Prepaid expenses and other assets, net	(588,326)	—
Accounts payable	241,008	—
Advance from customers	110,107	—
Other payables and accrued liabilities	435,273	89
Income tax payable	644,374	—
Deferred revenue	67,746	—
Net cash used in operating activities	(790,332)	(104,996)

Cash flows from investing activities
Purchase of property and equipment	(70,330)	—
Cash acquired from merger	1,926	—
Net cash used in investing activities	(68,404)	—

Cash flows from financing activities:
Shareholder capital contributions	145,973	—
Proceeds from related parties	884,263	106,379
Repayment to related parties	(185,392)	—
Net cash provided by financing activities	844,844	106,379

Effect of exchange rate changes on cash	19,667	49
Net increase in cash	5,775	1,432
Cash at beginning of year	1,432	—
Cash at end of year	7,207	1,432

Supplemental disclosures of cash flow information
Interest expenses paid	—	—
Income taxes paid	—	—

See notes to the consolidated financial statements.

F-18

NOCERA, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1      PRINCIPAL ACTIVITIES AND ORGANIZATION

The consolidated financial statements include the financial statements of Nocera, Inc. ( “Nocera”) and its subsidiaries, Grand Smooth Inc Limited (“GSI”) and Guizhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”), and Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”) that is controlled through contractual arrangements. The Company, GSI, GZ GST and GZ WFH are collectively referred to as the “Company”.

Nocera was incorporated in the State of Nevada on February 1, 2002 and is based in Atlanta, Georgia. It did not engage in any operations and was dormant from its inception until its reverse merger of GSI on December 31, 2018.

Reverse merger

Effective December 31, 2018, Nocera completed a reverse merger transaction (the “Transaction”) pursuant to an Agreement and Plan of Merger (the “Agreement”), with (i) GSI, (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the “Share Exchange”). As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Yin-Chieh Cheng and Bi Zhang, the former shareholders of GSI, became Nocera’s controlling shareholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party.

GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014, and is a holding company without any operation.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (“PRC”) on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments, and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$5,000,000 (equal to US$733,138).

On November 13, 2018, GSI incorporated GZ GST in PRC with registered capital of US$15,000.

Reorganization

In anticipation of the reverse merger, GSI undertook a reorganization and became the ultimate holding company of WFOE and GZ WFH, which were all controlled by the same shareholders before and after the Reorganization.

Effective on December 31, 2018, shareholders of GZ WFH and WFOE entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, GSI, through WFOE, has been determined to be the primary beneficiary of GZ WFH and GZ WFH became VIE of GSI. Accordingly, GSI consolidates GZ WFH’s operations, assets, and liabilities.

Immediately before and after reorganization completed on December 31, 2018 as described above, GSI together with WFOE and its VIE were effectively controlled by the same shareholders, therefore, the reorganization was accounted for as a recapitalization. The accompanying consolidated financial statements have been prepared as if the current corporate structure has been in existence throughout the periods presented. The consolidation of the GSI and its subsidiary and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying financial statements.

F-19

The VIE Agreements

The VIE structure was adopted mainly because the China operating company may in the future engage in business that may require special licenses in China and which can be an industry that prohibits foreign investment. WFOE has entered into the following contractual arrangements with a shareholder of GZ WFH, that enable the Company to (1) have the power to direct the activities that most significantly affects the economic performance of GZ WFH, and (2) receive the economic benefits of GZ WFH that could be significant to GZ WFH. The Company is fully and exclusively responsible for the management of GZ WFH, assumes all of the risk of losses of GZ WFH and has the exclusive right to exercise all voting rights of GZ WFH’s shareholder. Therefore, in accordance with ASC 810 "Consolidation", the Company is considered the primary beneficiary of GZ WFH and has consolidated GZ WFH’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Voting Rights Proxy Agreement & Power of Attorney. Mr. Zhang Bi, (Existing Shareholder) hereby irrevocably undertake that he authorize the WFOE or the individual then designated by the WFOE (“Attorney”) to exercise, on his behalf, the following rights available to them in their capacity as a shareholder of the GZ WFH under the then effective articles of association of the GZ WFH (collectively, “Powers”): (a) to propose the convening of, and attend, shareholders’ meetings in accordance with the articles of association of the GZ WFH on behalf of the Existing Shareholder; (b) to exercise voting rights on behalf of the Existing Shareholder on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the shareholders, of the GZ WFH the sale or transfer of all or part of the equity held by shareholders in the GZ WFH; (c) to exercise other shareholders’ voting rights under the articles of association of the GZ WFH (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association); (d) other voting rights that shareholders shall enjoy under the PRC laws, as amended, revised, supplemented and re-enacted, no matter whether they take effect before or after the conclusion of this Agreement. The Existing Shareholders shall not revoke the authorization and entrustment accorded to the Attorney other than in the case where the WFOE gives the Existing Shareholders a written notice requesting the replacement of the Attorney, in which event the Existing Shareholders shall immediately appoint such other person as then designated by the WFOE to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization, and entrustment.

(2) Exclusive Business Cooperation Agreement. The WFOE agrees to provide technical consulting and services including management consulting services, general and financial advisory service and various general and administrative service, for the specific content thereof (hereinafter referred to as the “Target Business”) to the GZ WFH as the technical consulting and service provider of the GZ WFH in accordance with the conditions set forth herein during the term of this Agreement. GZ WFH agrees to accept the technical consulting and services provided by the WFOE. GZ WFH further agrees that, without the prior written consent of the WFOE, during the term of this Agreement, it shall not accept any technical consulting and services identical or similar to Target Business that are provided by any third party.

(3) Equity Pledge Agreement. Under the Equity Interest Pledge Agreement between the WFOE and Mr. Zhang Bi, the shareholder of GZ WFH, shareholder pledged all of his equity interests in GZ WFH to WFOE to guarantee the performance of GZ WFH’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that GZ WFH or shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Zhang Bi also agreed that upon the occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, WFOE is entitled to claim indemnity.

(4) Exclusive Call Option Agreement. GZ WFH and its shareholder, Mr. Zhang Bi, have entered into an Exclusive Call Option Agreement with WFOE. Under the Exclusive Call Option Agreement, the GZ WFH shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, part or all of their equity interests in GZ WFH. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted by applicable PRC Law at the time when such share transfer occurs.

F-20

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholder are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Company’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Company’s business and operations in China.

The Company’s ability to conduct its private equity investment management business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary, and VIE.

The interests of the shareholders of VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms. The Company cannot assure that when conflicts of interest arise, shareholders of VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of VIE may encounter in its capacity as beneficial owners and directors of VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings. Total assets and liabilities presented on the Company’s Consolidated Balance Sheets and expense, net income (loss) presented on Consolidated Statement of Operations and Comprehensive Income (Loss) as well as the cash flow from operating, investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE GZ WFH. The following financial statements amounts and balances of the VIE were included in the accompanying consolidated financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017.

F-21

	December 31, 2018	December 31, 2017
	$	$
Cash	5,281	1,432
Total assets	3,770,082	108,994
Total liabilities	1,712,078	109,220

	For the years ended December 31,
	2018	2017
	$	$
Revenue	4,812,788	—
Net income (loss)	1,973,757	(218)
Net cash used in operating activities	(222,757)	(218)
Net cash used in investing activities	(70,330)	—
Net cash provided by financing activities	292,381	105,379

Note 2      GOING CONCERN

The Company had operating cash outflows for the year ended December 31, 2018 and the cash balance was $7,207 as of December 31, 2018, which raise substantial doubt as to the Company’s ability to continue as a going concern. Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, would enable to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and it has prepared the consolidated financial statements on a going concern basis.

a)	The Company started its business operation in 2018 and is continuing to focus on its business development and ultimately to attain profitable operations. It received sales orders amounting to approximately $8.2 million, and it delivered the goods to customers continuously subsequent to December 31, 2018.

b)	The Company obtained the continuous financial support letter from Mr. Yin-Chieh Cheng, the chief executive officer and a principle shareholder of the Company.

However, the Company continues to have ongoing obligations and it expects that it will require additional capital in order to execute its longer-term business plan. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing the Company’s business development activities, suspending the pursuit of its business plan, controlling overhead expenses and seeking to further dispose of non-core assets. Management cannot provide any assurance that the Company will raise additional capital if needed.

Note 3      SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Change of Reporting Entity and Basis of Presentation

As a result of the Share Exchange on December 31, 2018, GSI became a wholly owned subsidiary of Nocera, Inc. The former GSI’s shareholders owned a majority of the common stock of the Company. The Transaction was regarded as a reverse merger whereby GSI was considered to be the accounting acquirer as its shareholders retained control of the Company after the Share Exchange, although Nocera, Inc. is the legal parent company. The Share Exchange was treated as a recapitalization of the Company.

As a result, the assets and liabilities and the historical operations that will be reflected in the Nocera’s financial statements after consummation of the Transaction will be those of GSI and will be recorded at the historical cost basis of GSI. Nocera’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of GSI upon consummation of the Transaction. As such, GSI is the continuing entity for financial reporting purpose. In a reverse merger, the historical shareholder’s equity of the accounting acquirer prior to the merger is retroactively reclassified (a recapitalization) for the equivalent number of shares received in the merger after giving effect to any difference in par value of the registrant’s and the accounting acquirer’s stock by an offset in paid-in-capital. Therefore, the financial statements have been prepared as if GSI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

F-22

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The consolidated financial statements included the financial statements of all subsidiaries and the VIE of the Company. All transactions and balances between the Company and its subsidiary and VIE have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral or other security. Further, the Company reviews the recoverable amount of each individual trade debt at each balance sheet date with the consideration of credit insurance to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the management of the Company considers that the Company’s credit risk is significantly reduced.

There were two customers accounted for 100% of net sales during the years ended December 31, 2018, and accounted for 99.29% of total accounts receivables as of December 31, 2018. Revenue for the year ended December 31, 2017 and accounts receivable as of December 31, 2017 were both nil, as the Company received orders since 2018.

During the year ended December 31, 2018, there were three major suppliers accounted for 15.3%, 16.6% and 17.1% of our total purchase amount, respectively. There was no supplier accounted for or over 10% of our total purchase amount during the year ended December 31, 2017.

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

As of December 31, 2018 and 2017, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

F-23

Cash

Cash include all cash on hand and cash in bank with no restrictions. The balance of cash as of December 31, 2018 and 2017 were $7,207 and $1,432, respectively.

Accounts Receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

The balance of accounts receivable as of December 31, 2018 and 2017 were $3,548,613 and nil, respectively. And no allowance for accounts receivables for the years ended December 31, 2018 and 2017, respectively.

Prepaid Expenses and Other Assets, Net

Prepaid expense and other assets, net consist of receivable from a concert, prepaid rent and etc. Management reviews its receivable balance each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful account is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging, and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Prepaid expense and other assets were $490,418 and $nil as of December 31, 2018 and 2017, respectively. Based on management’s assessment, $82,720 allowance was deemed necessary as of December 31, 2018. And no allowance was deemed necessary as of December 31, 2017.

Inventory

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, work in progress and finished goods. The variable production overhead is allocated to each unit of product on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

The inventory as of December 31, 2018 represented the raw materials. The inventory balance as of December 31, 2018 and 2017 were $63,401 and nil, respectively. There were no inventory write downs as of December 31, 2018 and December 31, 2017.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs, and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

Useful life
Leasehold improvements	Shorter of the remaining lease terms and estimated useful lives
Furniture and fixture	5 years
Equipment	3 years
Vehicle	5 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

F-24

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Revenue Recognition

The Company has early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract (s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods and provide maintenance service to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods and providing maintenance service to the customer. Contracts with customers are comprised of invoices and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

The Company provides goods as well as maintenance service warrants for the goods sold with a period vary from 18 months to 72 months, and majority are 18 months. Since the Company started operation from March 2018, the net sales recognized for the year ended December 31 2018 and 2017 were $4,812,788 and nil, respectively. $3,443,570 and $nil in revenue is expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2018 and 2017, respectively. For performance obligation related to providing products, the Company expects to recognize the revenue according to the delivery of products. For performance obligation related to maintenance service warranties, the Company expects to recognize the revenue on a ratable basis using a time-based output method. The performance obligations are typically satisfied as services are rendered on a straight-line basis over the contract term, which is generally for 18 months as majority of the maintenance service warrants periods provided are 18 months.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers and deferred revenue. Advance payments from customer is expected to be recognized as revenue within 12 months. Deferred revenue are expected to be recognized as revenue within 18 months.

F-25

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation, and related expenses, which are directly attributable to the production of the product. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Uncertain Tax Positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. There were no uncertain tax positions as of December 31, 2018 and 2017 and the Company does not believe that its unrecognized tax benefits will change over the next twelve months.

Comprehensive Income (Loss)

Comprehensive income or loss is comprised of the Company’s net income (loss) and other comprehensive income or loss. The component of other comprehensive income or loss consists solely of foreign currency translation adjustments, net of the income tax effect.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains or losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive income (loss). The exchange rates as of December 31, 2018 and 2017 are 6.8482 and 6.50798, respectively. The annual average exchange rates for the year ended December 31, 2018 and 2017 are 6.6346 and 6.7394, respectively.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to holders of common stock by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. There is no dilutive effect.

Recently Issued Accounting Pronouncements

ASU No. 2014-09. In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which supersedes the revenue recognition requirements and industry-specific guidance under Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company adopted Topic 606 on January 1, 2017. This adoption has no materially impact on consolidated financial statements or related disclosures.

F-26

ASU No. 2016-02. In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, “Lease (Topic 842)”, a new lease standard requiring lessees to recognize lease assets and lease liabilities for most leases classified as operating leases under previous U.S. GAAP. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company will be required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company has adopted this standard effective January 1, 2019 and, we believe that such adoption will not have a material impact on our consolidated financial position.

ASU-2016-15. In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard requires adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable.   There was no impact of the standard on the Company’s consolidated financial statements.

ASU 2016-18. In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017, with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. There was no impact of the standard on the Company’s consolidated financial statements.

ASU No. 2018-02. In February 2018, the FASB issued ASU 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220)”. The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. Public business entities should apply the amendments in ASU 2018-02 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

ASU No. 2018-07. In June 2018, the FASB issued ASU 2018-07, “Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”. The amendments in this update maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. The areas for simplification in this update involve several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, to include share-based payment transactions for acquiring goods and services from nonemployees. Some of the areas for simplification apply only to nonpublic entities. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

ASU No. 2018-05. In March 2018, the FASB issued ASU No. 2018-05, “Income Tax (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. This update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Act was signed into law. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial condition, results of operations or cash flows.

ASU 2018-13. In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. The amendments in this update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company is not expect that this guidance will have a material impact on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

F-27

Note 4      INVENTORY

As of December 31, 2018 and 2017, inventory consisted of the following:

	December 31, 2018	December 31, 2017
	$	$
Raw materials	63,401	—
Total	63,401	—

Note 5      ADVANCE TO SUPPLIERS

Balances of advances to suppliers were $73,012 and $107,562 as of December 31, 2018 and 2017, respectively, which represented prepayments to suppliers for raw materials.

Note 6      PREPAID EXPENSES AND OTHER ASSETS, NET

	December 31, 2018	December 31, 2017
	$	$
Receivable from a third party (1)	551,464	—
Other receivables from third party	15,565	—
Prepaid rent expense	3,895	—
Others	2,214	—
	573,138	—
Allowance for doubtful accounts	(82,720)	—
Prepaid expenses and other assets, net	490,418	—

(1)	The balance as of December 31, 2018 represented the receivable from a concert host. The Company sponsored a concert which was held in Taiwan in November 2018 for branding purpose. As of December 31, 2018, the Company provided a bad debt provision amounting to $82,720.

Note 7      PROPERTY AND EQUIPMENT, NET

As of December 31, 2018 and December 31, 2017, property and equipment consisted of the following:

	December 31, 2018	December 31, 2017
	$	$
Furniture and fixtures	3,793	—
Equipment	12,612	—
Leasehold improvement	10,066	—
Vehicle	41,665	—
	68,136	—
Accumulated depreciation	(9,434)	—
Property and equipment, net	58,702	—

Depreciation expenses for the year ended December 31, 2018 and 2017 were $9,738 and nil, respectively.

F-28

Note 8      OTHER PAYABLES AND ACCRUED LIABILITY

	December 31, 2018	December 31, 2017
	$	$
VAT payable	310,661	—
Accrued expenses	74,395	—
Other payable to third party	21,904	—
Salary payable	12,049	77
Short-term advance from staff	1,827	—
Others	948	15
Total	421,784	92

Note 9      CONVERTIBLE NOTE

On September 20, 2018, Nocera, Inc. entered into a one year $10,000 Convertible Note (“Note”) with Coral Investment Partners, LP. (“CIP”), an entity controlled by Erik Nelson, the Company’s corporate secretary and director. The Note carries an interest rate of twenty-four percent (24%), and is convertible into shares of the Company’s common stock at a price of $0.01 per share. As an inducement to issue the Note, CIP received 150,000 Class A Warrants and 150,000 Class B warrants at strike prices of $0.50 and $1.00, respectively.

The Company evaluates convertible instruments, such as the warrants issued in connection with the Note under Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for at fair value with changes in fair value recorded in earnings. The Company determined that the conversion features in the warrants should not be treated as an embedded derivative, and therefore ASC 815 was not applicable.

If the conversion feature does not require derivative treatment under ASC 815, the instrument is then evaluated under ASC 470-20 “Debt with Conversion and other Options” for consideration of any beneficial conversion features (“BCF”) requiring separate recognition. The Company determined that a BCF existed because the conversion price on the Note was lower than the market price of the Company’s common stock.

The intrinsic value of the BCF was determined to be approximately $330,000. In accordance with ASC 470-20-30-8, the amount of the discount assigned to the BCF equal to the lower amount of either i) the Intrinsic Value of the BCF or ii) the proceeds realized upon the issuance of the note, therefore the Company recorded the discount assigned to the BCF of $10,000. Under the guidelines of ASC 470-20-55-11, the Company determined based on a $10,000 value of the Note and a $7,095 value for the Warrants; that approximately 58.5% of the Note should be allocated to the BCF, or $5,850. The BCF was recognized as note discount, and amortized through the maturity of the Note, with a corresponding increase to additional paid-in capital. For the year ended December 31, 2018, the interest accretion of the BCF was $1,635. The remaining 41.5% of the Note or $7,095 should be allocated to the warrants. Since the allocation cannot exceed the Note value, the value of the warrants was determined to be $4,150, and it was recognized as note discount to be amortized during the period of Note. The interest accretion of the warrants was $1,160.

As of December 31, 2018, the remaining principle amount of the Note was $10,000, and the reaming unamortized note discount was $7,205. The aggregate effective interest rate on the Note is approximately 24%. For the year ended December 31, 2018, the interest accretion and the contractual interest coupon of the Note was $2,795 and $671, respectively. The Company has repaid the Note together with the interest on January 3, 2019.

The fair value of 150,000 Class A Warrants and 150,000 Class B warrants issued on September 20, 2018 were measured by the Black-Scholes pricing model with the following assumptions.

September 20, 2018

Dividend yield	—
Risk-free interest rate	2.96%
Expected term (in years)	4.57
Volatility	25.3%

F-29

The following lists the components of the ending balance of convertible note as of December 31, 2018 and 2017, respectively.

	December 31, 2018	December 31, 2017
	$	$
Gross convertible note	10,671	—
Less: Discount on BCF	4,215	—
Discount on warrants	2,990	—
Convertible note, net	3,465	—

Note 10      TAXATION

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value-added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals ("taxpayers") that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 17% to 16% on May 1, 2018 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. GZ WFH also subjected to 10% for the installment service provided.

2) Income tax

United States

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 217, Staff Accounting Bulletin No. 118 ("SAB 118") was issued to provide guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. The Company has completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

Since the Company completed the reverse merger acquisition on December 31, 2018, and did not have any operational income and expenses recorded; as such, it has no additional provision amount resulted by the Global Intangible Low Taxed Income inclusion on current earnings and profits of its foreign controlled corporations as. The Company has no transition tax for the same reason. The Company does not have any specified foreign corporations as of December 31, 2017, and therefore, is not subject to 2017 transition taxes.

Hong Kong

The HK tax reform has introduced two-tiered profits tax rates for corporations. Under the two-tiered profits tax rates regime, the profits tax rate for the first $2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. Assessable profits above $2 million will continue to be subject to the rate of 16.5% for corporations. The Company assessed that the HK entity will not earned profit greater than $2 million, it is subject to a corporate income tax rate of 8.25%.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

F-30

The components of the income tax provision are:

	For the years ended December 31,
	2018	2017
	$	$
Current	644,375	—
Deferred	15,148	—
Total income tax provision	659,523	—

The reconciliation of income taxes expenses computed at the PRC statutory tax rate applicable to income tax expense is as follows:

	For the years ended December 31,
	2018	2017
PRC income tax statutory rate	25.00%	25.00%
Impact of different tax rates in other jurisdictions	0.27%	(6.99%)
Tax effect of non-deductible entertainment	0.05%	—
Changes in valuation allowance	0.55%	(18.01%)
Effective tax rate	25.87%	—

3) Deferred tax liabilities, net

The tax effects of temporary differences representing deferred income tax assets result principally from the following:

	December 31, 2018	December 31, 2017
	$	$
Deferred tax assets
Tax loss carried forward	743	716
Allowance for doubtful receivables	6,824	—
	7,567	716
Valuation allowance	(7,567)	(716)
Total deferred tax assets, net	—	—

Deferred tax liabilities
Property and equipment, difference in depreciation	(14,676)	—

Deferred tax liabilities, net	(14,676)	—

As of December 31, 2018 and 2017, the Company had operating loss carry-forwards of $5,000 and $4,225, respectively. The valuation allowance was provided against deferred tax assets in entities where it was determined, it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets which generated from tax loss carry-forwards, which can be carried forward to offset future taxable income and allowance for receivables. The management determines it is more likely than not that part of deferred tax assets could not be utilized, so allowance was provided as of December 31, 2018 and 2017.

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign-invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2018 and 2017, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

F-31

Note 11      RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	December 31, 2018	December 31, 2017
	$	$
Mr. Zhang Bi (1)	(245,545)	(109,127)
Mr. Yin-Chieh Cheng (2)	(556,464)	(4,000)
Coral Capital Partners (3)	(10,718)	—
Mountain Share Transfer, LLC (3)	(6,624)	—
Total	(819,351)	(113,127)

Note:

(1)	Mr. Zhang Bi is the chief executive officer of GZ WFH, and he holds 38.5% shares of the Company. The balance represented the amount paid by Mr. Zhang on behalf of the Company for purchase of the raw materials.

(2)	Mr. Cheng Yin-Chieh is the chief financial officer of the Company, and he holds 42.5% shares of the Company. The balance represented the amount paid by Mr. Cheng on behalf of the Company for its daily operation purpose.

(3)	Coral Capital Partners and Mountain Share Transfer, LLC are companies 100% controlled by Erik S. Nelson, the corporate secretary and director of the Company. The balances represented the amount paid on behalf of the Company for its daily operation purpose.

Related party transactions

The details of the related party transactions were as follows:

	For the years ended December 31,
	2018	2017
	$	$
Purchase from related party
Mr. Zhang Bi (1)	165,797	—

Paid on behalf of the Company
Mr. Zhang Bi (2)	166,002	105,379
Mr. Yin-Chieh Cheng (2)	552,056	1,000
Coral Capital Partners (2)	6,743	—
Mountain Share Transfer, LLC (2)	2,874	—

Convertible note issued to related party
Coral Investment Partners, LP (3)	10,000
Coral Investment Partners, LP (4)	671	—

Note:

(1)	The transaction represents the inventory sold by Mr. Zhang Bi to the Company at the market value.

(2)	The transactions represent the amount paid by Mr. Zhang Bi, Mr. Cheng Yin-Chieh, Coral Capital Partners and Mountain Share Transfer, LLC on behalf of the Company for its daily operation.

(3)	It represents the convertible note issued by the Company (see Note 9).

(4)	It represents the interest expenses accrued for convertible note.

Note 12      COMMON STOCK

The Company’s authorized number of common stock is 200,000,000 shares with par value of $0.001 each, and issued common shares were 2,349,200 as of December 31, 2018.

F-32

Effective December 31, 2018, the Transaction was consummated. Pursuant to the Agreement, Nocera acquired 100% of the issued and outstanding capital stock of GSI, in exchange for 10,000,000 shares of Nocera’s common stock. The shares were issued on January 6, 2019 to the former shareholders of GSI, Mr. Yin-Chieh Cheng and Mr. Bi Zhang. As a result of the Transaction, 12,349,200 common stock were issued and outstanding at January 6, 2019.

All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the reverse merger transaction and subsequent issuance of shares stated above, except for authorized common shares, which were not affected.

Note 13      SHARE-BASED COMPENSATION

On December 27, 2018, Nocera granted Mr. Yin-Chief Cheng quarterly option awards of 250,000 Series “A” Warrants for 20 quarters (5 years) for a total of 5,000,000 series “A” Warrants, subject to continued employment for services as Chairman of the Board and a Director.

The estimated fair value of share-based compensation for employees is recognized as a charge against income on a ratable basis over the requisite service period, which is generally the vesting period of the award. The fair value of stock option grant was estimated on the date of grant using the Black-Scholes option pricing model under the following assumptions:

	December 31, 2018	December 31, 2017

Dividend yield	—	N/A
Risk-free interest rate	2.55%	N/A
Expected term (in years)	3.69	N/A
Volatility	26.6%	N/A

The Company estimated the grant date fair value of time-based stock option awards using the Black-Scholes option valuation model, which requires assumptions involving an estimate of the fair value of the underlying common stock on the date of grant, the expected term of the options, volatility, discount rate and dividend yield. The Company calculated expected option terms based on the “simplified” method for “plain vanilla” options due to the limited exercise information. The “simplified method” calculates the expected term as the average of the vesting term and the original contractual term of the options. The Company calculated volatility using the average adjusted volatility of quick companies feature of Capital IQ for a period of time reflective of the expected option term, while the discount rate was estimated using the interest rate for a treasury note with the same contractual term as the options granted. Dividend yield is estimated at our current dividend rate, which adjustments for any known future changes in the rate.

For the year ended December 31, 2018, $667 was recognized into additional paid-in capital of the Company as a result of reverse merger recapitalization.

As of December 31, 2018, total unrecognized compensation cost related to unvested share-based compensation awards was $303,489. This amount is expected to be recognized as stock-based compensation expense in the Company’s consolidated statements of operations and comprehensive income over the remaining vesting period of 4.99 years.

Note 14      NON-CONTROLLING INTERESTS

As of December 31, 2018 and 2017, the Company recognized non-controlling interests in the consolidated statements of operations and other comprehensive income (loss) to reflect the 5% and 19.7% economic interest in GZ WFH or VIE, that is attributable to the shareholders other than the Company.

On September 16, 2018, the Company purchased the 14.7% equity interest in GZ WFH from a minority shareholder at a consideration of RMB1. The difference between the consideration and the carrying amount of the non-controlling interest derecognized was recorded as an adjustment to additional paid-in capital.

For the years ended December 31, 2018 and 2017, non-controlling interests related to GZ WFH in the consolidated statements of operations was income of $98,688 and loss of $43, respectively.

F-33

Note 15      EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per common share for the years ended December 31, 2018 and 2017.

	For the years ended December 31,
	2018	2017
	$	$
Numerator:
Net income (loss) attributable to the Company	1,791,349	(1,175)

Denominator:
Weighted-average shares outstanding
- Basic	10,006,436	10,000,000
- Diluted	10,006,436	10,000,000

Earnings (loss) per share:
- Basic	0.1790	(0.0001)
- Diluted	0.1790	(0.0001)

Basic earnings (loss) per share is computed using the weighted average number of the ordinary shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted average number of ordinary shares and ordinary equivalent shares outstanding during the period.

Due to the loss from Nocera, Inc. for the period, 300,000 share options were excluded from the calculation of diluted earnings per share for the year ended December 31, 2018, because the effect would be anti-dilutive. And no share options were excluded in the calculation of diluted loss per share for year ended December 31, 2017.

Note 16      COMMITMENTS AND CONTINGENCIES

Operating leases commitments

The Company leases office and accommodation under a non-cancelable operating lease agreement that expire on May 10, 2028, with an option to renew the lease. The first five years are on a fixed payment basis. And it is subject to a market price adjustment for the second five years, which is considered as a contingent rental, and has been excluded from minimum future payment entirely. Minimum future commitments under the agreement as of December 31, 2018 are as follows:

Years ended December 31,	Lease Commitment
$
2019	-
2020	1,947
2021	2,920
2022	2,920
2023	973
Total	8,761

Rent and property management expenses were $1,019 and nil for the years ended December 31, 2018 and 2017, respectively.

Capital commitments

As of December 31, 2018 and 2017, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $nil.

F-34

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

The Company has no significant pending litigation as of April 15, 2019.

Note 17      SUBSEQUENT EVENT

On January 6, 2019, the Company issued 10,000,000 shares of common stock to the former shareholders of GSI for the reverse merger transaction, in which 5,250,000 shares were issued to Mr. Yin-Chieh Cheng and 4,750,000 shares were issued to for Mr. Bi Zhang. All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated since January 1, 2017.

F-35

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Operations Overview

Effective December 31, 2018, we completed an Agreement and Plan of Merger (the “Agreement”), with (i) Grand Smooth Inc Limited, a company organized under the laws of Hong Kong, China (“GSI”), (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to us all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of our common stock (the “Share Exchange”). As a result of the Share Exchange, we are a public company holding a subsidiary in the People’s Republic of China (the “PRC”) engaged in aquaculture consulting and management business. We did not cancel or retire any shares of our issued and outstanding common stock and as a result, we have 12,349,200 shares of common stock issued and outstanding following the Share Exchange.

As of the Effective Date of December 31, 2018 of the Agreement and Plan of Merger, we are deemed to have consummated the transactions contemplated by the Agreement, pursuant to which we acquired all of the GSI Shares in exchange for the issuance of the shares to the GSI Shareholders. As a result of the Share Exchange, we emerged from shell status with our subsidiary, GSI, in Hong Kong engaged in the aquaculture consulting and management business through Variable Interest Entity (“VIE”) in PRC under legal and accounting principles.

Critical Accounting Policies, Estimates and Assumptions

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements.

The SEC defines critical accounting policies as those that are, in management's view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The accounting principles we utilized in preparing our consolidated financial statements conform in all material respects to U.S GAAP.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, and related disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the allowance for doubtful receivables; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Cuts and

46

Jobs Act (the “Act”) and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are stated at an original amount less an allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Revenue Recognition

The Company has early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract (s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods and provide maintenance service to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods and providing maintenance service to the customer. Contracts with customers are comprised of customer purchase orders, invoices, and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

The revenue for the year ended December 31, 2018 and 2017 was $4.8 million and nil respectively.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories consist of raw materials.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

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Income taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing net income attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. There is no dilutive effect.

Comprehensive income (loss)

Comprehensive income (loss) is comprised of the Company’s net income (loss) and other comprehensive income or loss. The component of other comprehensive income or loss consists solely of foreign currency translation adjustments, net of the income tax effect.

Recently Issued Accounting Standards

See Note 3 to the Audited Consolidated Financial Statements for the years ended December 31, 2018 and 2017 included herewith.

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Results of Operations for the three and six months ended June 30, 2019 and June 30, 2018

The following table sets forth the consolidated statements of operations of the Company for the three and six months ended June 30, 2019 and 2018.

Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Net sales	11,262	—	22,736	—
Cost of sales	—	—	—	—
Gross profit	11,262	—	22,736	—

Operating expenses
General and administrative expenses	(177,029)	(46,412)	(340,545)	(60,978)
Total operating expenses	(177,029)	(46,412)	(340,545)	(60,978)

Loss from operations	(165,767)	(46,412)	(317,809)	(60,978)

Interest expense	(52)	—	(7,256)	—
Loss before income taxes	(165,819)	(46,412)	(325,065)	(60,978)

Income tax benefit	24,769	10,457	24,948	13,967
Net loss	(141,050)	(35,955)	(300,117)	(47,011)

Less: Net loss attributable to non-controlling interests	(3,755)	(6,886)	(4,443)	(9,064)
Net loss attributable to the company	(137,295)	(29,069)	(295,674)	(37,347)

Comprehensive loss
Net loss	(141,050)	(35,955)	(300,117)	(47,011)
Foreign currency translation gain (loss)	(42,040)	1,674	(6,763)	1,614
Total comprehensive loss	(183,090)	(34,281)	(306,880)	(45,397)

Less: comprehensive gain (loss) attributable to non-controlling interest	(5,840)	(6,886)	(4,773)	(9,064)
Comprehensive loss attributable to the Company	(177,250)	(27,395)	(302,107)	(36,333)

Loss per share
Basic	(0.0111)	(0.0029)	(0.0239)	(0.0038)
Diluted	(0.0111)	(0.0029)	(0.0239)	(0.0038)

Weighted average number of common shares outstanding
Basic	12,354,200	10,000,000	12,352,228	10,000,000
Diluted	12,354,200	10,000,000	12,352,228	10,000,000

49

Comparison of Results of Operations for the three and six months ended June 30, 2019 and June 30, 2018

Revenue

Revenue for the three months ended June 30, 2019 were $11,262 compared to nil for the comparable period in 2018, The $11,262 was the realized revenue of delivering after-sales service of our 473 sets of fish farming containers delivered in 2018 for the three months ended June 30, 2019. We hadn’t received any order as of June 30, 2018. Hence, the revenue of the comparable period in 2018 was nil.

Revenue for the six months ended June 30, 2019 were $22,736 compared to nil for the comparable period in 2018, The $22,736 was the realized revenue of delivering after-sales service of our 473 sets of fish farming containers delivered in 2018 for the six months ended June 30, 2019. We hadn’t received any order as of June 30, 2018. Hence, the revenue of the comparable period in 2018 was nil.

Gross profit

Gross profit for the three months ended June 30, 2019 were $11,262 compared to nil for the comparable period in 2018, Since there was no direct cost of delivering after-sales service for the three months ended June 30, 2019, the gross profit for the period is the same amount as $11,262. We hadn’t received any order as of June 30, 2018. Hence, the gross profit of the comparable period in 2018 was nil.

Gross profit for the six months ended June 30, 2019 were $22,736 compared to nil for the comparable period in 2018, Since there was no direct cost of delivering after-sales service for the six months ended June 30, 2019, the gross profit for the period is the same amount as $22,736. We hadn’t received any order as of June 30, 2018. Hence, the gross profit of the comparable period in 2018 was nil.

General and administrative expenses

General and administrative expenses were $177,029, for the three months ended June 30, 2019, compared to approximately $46,412 for the comparable period in 2018. This increase was primarily due to the legal, accounting, and consulting fees from our Hong Kong-based entity, GSI, and research and development expense for advanced technology as well, for the three months ended June 30, 2019.

General and administrative expenses were $340,545, for the six months ended June 30, 2019, compared to approximately $60,978 for the comparable period in 2018. This increase was primarily due to the legal, accounting, and consulting fees from our Hong Kong-based entity, GSI, and research and development expense for advanced technology as well, for the six months ended June 30, 2019.

Interest expense

Since the Company paid off the convertible note in advance on January 3, 2019, the unamortized note discount should be recognized as interest expense for the six months ended June 30, 2019.

The Company had a short-term bank loan started in May 2019, thus recorded interest expense relating to this for the three and six months ended June 30, 2019.

Income tax benefit

During the three months ended June 30, 2019, we recorded an income tax benefit of $24,769 as compared to $10,457 for the comparable period in 2018.

During the six months ended June 30, 2019, we recorded an income tax benefit of $24,948 as compared to $13,967 for the comparable period in 2018.

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Net loss attributable to the Company

Net loss attributable to the Company (excluding net loss attributable to non-controlling interest) for the three months ended June 30, 2019 was $137,295 compared to net loss attributable to the Company (excluding net loss attributable to non-controlling interest) of $29,069 for the comparable period in 2018. The increase of loss was due to the Company didn’t provide fish farming containers to customers for the three months ended June 30, 2019, and there are the legal, accounting, and consulting fees from our Hong Kong-based entity, GSI, and research and development expense for advanced technology for the period ended June 30, 2019.

Net loss attributable to the Company (excluding net loss attributable to non-controlling interest) for the six months ended June 30, 2019 was $295,674 compared to net loss attributable to the Company (excluding net loss attributable to non-controlling interest) of $37,947 for the comparable period in 2018. The increase of loss was due to the Company didn’t provide fish farming containers to customers for the six months ended June 30, 2019, and there are the legal, accounting, and consulting fees from our Hong Kong-based entity, GSI, and research and development expense for advanced technology for the period ended June 30, 2019.

Liquidity and Capital Resources

The Company had operating cash inflows for the six months ended June 30, 2019 and the cash balance was $2,567 as of June 30, 2019. The net current asset as of June 30, 2019 was $832,532, and the Company had significant accounts receivable balance as of June 30, 2019 related to the sale of fish farming containers, amounting to $2.6M, which was in good condition since the Company had collected about $945,000 in first half of 2019, and expected to collect the rest of it in the next 12 months. And therefore there is no substantial doubt as to the Company’s ability to continue as a going concern.

The following table provides detailed information about our net cash flows for the periods indicated:

	For the six months ended June 30,
	2019	2018
	$	$
Net cash provided by operating activities	305,078	315,743
Net cash used in investing activities	(725,852)	(69,465)
Net cash provided by financing activities	412,802	(16,229)
Effect of the exchange rate change on cash and cash equivalents	3,332	(8,065)
(Decrease) increase in cash and cash equivalents	(4,640)	221,984

Net cash    provided by operating activities

Net cash provided by operating activities amounted to $315,743 for the six months ended June 30, 2018. This reflected a net loss of $47,011, and the effect of changes in operating assets and liabilities including decrease of advanced from customer in the amount of $1,069,389 and the increase of inventory in the amount of $793,996.

Net cash provided by operating activities amounted to $305,078 for the six months ended June 30, 2019. This reflected a net loss of $300,117, and the effect of changes in operating assets and liabilities including decreases of account receivable in the amount of $945,151 and other payable and accrued liabilities in the amount of 181,460, and increases of inventories in the amount of 176,269 and right-of-use asset in the amount of $138,255.

Net cash used in investing activities

Net cash used in investing activities was $725,852 for the six months ended June 30, 2019, which was cash paid for intangible asset and for purchase of property, and $69,465 for the six months ended June 30, 2018, which was cash paid for purchase of property.

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Net cash provided by (used in) financing activities

Net cash provided by, and used in, financing activities amounted to $412,802 and $16,229 for the six months ended June 30, 2019 and 2018, respectively, which were attributable to the proceeds from our shareholders primarily for our operation and repayment to our shareholders. See “Related Party Transactions”.

Since we plan to build our land-based fish farming demo sites in the US, Taiwan, Japan, and Thailand to promote our fish farming systems to the global market, we expect to obtain financing from shareholders or raise additional capital through, among other things, the sale of equity or debt securities to meet our long-term operating requirements including construction, marketing, operation, and etc. The shareholders are committed to provide additional financing required when we try to raise additional capital from third party investors or banks. However, there can be no assurance that we will be successful in raising this additional capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements

Recently Issued Accounting Pronouncements

Please refer to the Note 2 above.

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Results of Operations for the years ended December 31, 2018 and 2017

The following table sets forth the consolidated statements of operations of the Company for the years ended December 31, 2018 and 2017.

Consolidated Statements of Operations

	For the years ended December 31,
	2018	2017
Revenue	$4,812,788	$—
Cost of sales	(1,973,540)	—
Gross profit	2,839,248	—

Operating expenses
General and administrative expenses	(337,471)	(1,218)
Total operating expenses	(337,471)	(1,218)

Income (loss) from operations	2,501,777	(1,218)

Other income	47,783	—
Income (loss) before income tax	2,549,560	(1,218)

Provision for income tax	(659,523)	—
Net income (loss)	1,890,037	(1,218)

Less: Net income (loss) attributable to non-controlling interests	98,688	(43)
Net income (loss) attributable to the Company	1,791,349	(1,175)

Comprehensive income (loss)
Net income (loss)	1,890,037	(1,218)
Foreign currency translation adjustment	(61,500)	(8)
Total comprehensive income (loss)	1,828,537	(1,226)

Less: comprehensive income (loss) attributable to non-controlling interest	98,688	(43)
Comprehensive income (loss) attributable to the Company	1,729,849	(1,183)

Income (loss) per share
Basic	0.1790	(0.0001)
Diluted	0.1790	(0.0001)

Weighted average number of common shares outstanding
Basic	10,006,436	10,000,000
Diluted	10,006,436	10,000,000

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Comparison of Results of Operations for the years ended December 31, 2018 and December 31, 2017

Revenue

Revenue for the year ended December 31, 2018 was $4.8 million compared to nil for the comparable period in 2017. The increase was driven by the development of our business. We started operations and received orders in 2018 to build up fish farming containers. Our China-based operation entity, GZ WFH, was set up in October 2017, and started operation in 2018, and the Company’s activity was limited in 2017.

Gross profit

Gross profit for the year ended December 31, 2018 was $2.8 million, compared to nil for the comparable period in 2017. This significant increase of gross profit margin was mainly because our China-based operation entity, GZ WFH, launched the operation and received the orders in 2018. Since the labor cost, raw materials from our suppliers are low-priced in Xingyi City, we had a high gross profit in 2018.

General and administrative expenses

General and administrative expenses were $337,471, for the year ended December 31, 2018, compared to approximately $1,218 for the comparable period in 2017. This increase was primarily due to the increase of salary to employees as well as allowance for doubtful accounts, amounting to $105,945 and $82,720, respectively.

Other income

Other income, which consists of sundry material sales income and government subsidy income, was $47,783 and nil for the year ended December 31, 2018 and 2017, respectively.

Income tax expenses

During the year ended December 31, 2018, we recorded a provision for income tax expense of $659,523 as compared to nil for the comparable period in 2017.

Net income (loss) attributable to the Company

Net income attributable to the Company (excluding net income attributable to non-controlling interest) for the year ended December 31, 2018 was $1.79 million compared to net loss attributable to the Company (excluding net loss attributable to non-controlling interest) of $1,175 for the comparable period in 2017. The significant increase was due to the Company has received the orders to provide fish farming containers for the year ended December 31, 2018.

Liquidity and Capital Resources

The Company had operating cash outflows for the year ended December 31, 2108 and the cash balance was $7,207 as of December 31, 2018, which raise substantial doubt as to the Company’s ability to continue as a going concern.

Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, would enable to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and it has prepared the consolidated financial statements on a going concern basis.

a)       The Company started its business operation in 2018 and is continuing to focus on its business development and ultimately to attain profitable operations. It received sales orders amounting to approximately $8.2 million, and it delivered the goods to customers continuously subsequent to December 31, 2018.

b)       The Company obtained the continuous financial support letter from Mr. Yin-Chieh Cheng, the chief executive officer and a principle shareholder of the Company.

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However, the Company continues to have ongoing obligations and it expects that it will require additional capital in order to execute its longer-term business plan. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing the Company’s business development activities, suspending the pursuit of its business plan, controlling overhead expenses and seeking to further dispose of non-core assets. Management cannot provide any assurance that the Company will raise additional capital if needed.

The following table provides detailed information about our net cash flows for the periods indicated:

	For the years ended December 31,
	2018	2017
Net cash used in operating activities	$(790,332)	$(104,996)
Net cash used in investing activities	(68,404)	—
Net cash provided by financing activities	844,844	106,379
Effect of the exchange rate change on cash	19,667	49
Increase in cash	$5,775	$1,432

Net cash used in operating activities

Net cash used in operating activities amounted to $104,996 for the year ended December 31, 2017. This reflected a net loss of $1,218, and the effect of changes in working capital including an increase of advance to the supplier in the amount of $103,867, partially offset by an increase of $89 in other payables and accrued liabilities.

Net cash used in operating activities amounted to $790,332 for the year ended December 31, 2018. This reflected a net income of $1,890,037, as adjusted for non-cash items primarily including bad debt provision of $82,720, depreciation of $9,738 and net deferred income tax of $15,148 and offset by effect of changes in working capital including an increase of $3,662,860 of accounts receivable.

Net cash used in investing activities

Net cash used in investing activities was $68,404 and nil for the year ended December 31, 2018 and 2017 which were primarily attributable to the purchase of office equipment.

Net cash provided by financing activities

Net cash provided by financing activities amounted to $844,844 and $106,379 for the year ended December 31, 2018 and 2017, respectively, which was attributable to the proceeds from our shareholders primarily for our daily operation. See “Related Party Transactions”.

Since we plan to build our land-based fish farming demo sites in the US, Taiwan, Japan, and Thailand to promote our fish farming systems to the global market, we expect that we will require additional $5-10 million in capital, which includes the construction cost, marketing cost, operation costs, and etc., to meet our long-term operating requirements. We expect to obtain financing from shareholders or raise additional capital through, among other things, the sale of equity or debt securities. The shareholders are committed to provide additional financing required when we try to raise additional capital from third party investors or banks. However, there can be no assurance that we will be successful in raising this additional capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements

Recently Issued Accounting Pronouncements

Please refer to the Note 3.

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1	Amended Agreement and Plan of Merger, dated December 27, 2018, and effective as of December 31, 2018, by and among Nocera, Inc., Grand Smooth Inc Limited and GSI Acquisition Corp. (2)

3.1	Articles of Incorporation of Nocera, Inc. (1)

3.2	Certificate of Amendment (1)

3.3	Certificate of Change (1)

3.4	Bylaws of Nocera, Inc. (1)

3.5	Articles of Incorporation of GSI Acquisition Corp., a Colorado Corporation (2)

3.6	Articles of Grand Smooth Inc Limited, a Hong Kong, China Corporation (2)

3.7	Statement of Merger – GSI Acquisition Corp. and Grand Smooth Inc Limited (2)

4.1	Subscription Documents

4.2	Form of Class C Common Stock Purchase Warrant

6.1	Share Exchange Agreement (2)

6.2	2018 Nocera, Inc. Stock Option and Award Incentive Plan (2)

6.3	Yin-Chieh Cheng Consulting Agreement (2)*

6.4	Guizhou Kaili Land-based Culture System Project Contract – Translated into English

6.5	Regional Agency Cooperation Agreement – Translated into English

6.6	Placement Agent Agreement with Network 1

11.1	Consent of Independent Certified Public Accountants

12.1	Legal Opinion of Michael A. Littman, Attorney at Law

(1) Incorporated herein by reference from the exhibits included in the Company’s Registration Statement on Form 10-12g dated October 19, 2018.

(2) Incorporated herein by reference from the exhibits included in the Form 8-K12G3 filed on January 31, 2019.

(*) Incorporated herein by reference as Exhibit “B” to Exhibit 2.1 included in this Form 8-K12G3 filing dated January 31, 2019.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 30, 2019.

(Exact name of issuer as specified in its charter): Nocera, Inc.

(Signature and Title):	By: /s/ Yin-Chieh Cheng
Yin-Chieh Cheng, Chief Executive Officer and President
(Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature and Title):	By: /s/ Shun-Chih Chuang
Shun-Chih Chuang, Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer)

(Date): October 30, 2019

By: /s/ Yin-Chieh Cheng	By: /s/ Erik S. Nelson

Yin-Chieh Cheng, Director	Erik S. Nelson, Director

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